Exhibit 10.3

TRUST AGREEMENT

Between

ENTEGRIS, INC.

And

FIDELITY MANAGEMENT TRUST COMPANY

ENTEGRIS, INC. 401(K) SAVINGS AND PROFIT SHARING PLAN

TRUST

Dated as of January 2, 2008

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TABLE OF CONTENTS

Section 1.	Definitions.	1

Section 2.	Trust.	7

Section 3.	Exclusive Benefit and Reversion of Sponsor Contributions.	7

Section 4.	Disbursements.	8

Section 5.	Investment of Trust.	8

(a)	Selection of Investment Options.	8

(b)	Available Investment Options.	8

(c)	Participant Direction.	9

(d)	Mutual Funds.	9
(i)	Execution of Purchases and Sales.	9
(ii)	Voting.	10

(e)	Sponsor Stock.	10
(i)	Acquisition Limit.	10
(ii)	Fiduciary Duty.	10
(iii)	Purchases and Sales of Sponsor Stock for Batch Activity.	11
(iv)	Sales of Sponsor Stock for Participant-Initiated Exchanges.	12
(v)	Use of an Affiliated Broker.	13
(vi)	Securities Law Reports.	13
(vii)	Voting and Tender Offers.	14
(viii)	General.	16
(ix)	Conversion.	16
(x)	Nasdaq Subscriber Agreement.	16

(f)	Participant Loans.	17

(g)	BrokerageLink.	17

(h)	Participation in Collective Investment Funds Managed by PGATC.	19

(i)	Outside Managed Collective Investment Fund.	19

(j)	Trustee Powers.	19

Section 6.	Recordkeeping and Administrative Services to Be Performed.	21

(a)	General.	21

(b)	Accounts.	21

(c)	Inspection and Audit.	21

(d)	Notice of Plan Amendment.	23

(e)	Returns, Reports and Information.	23

Section 7.	Compensation and Expenses.	23

Section 8.	Directions and Indemnification.	24

(a)	Identity of Administrator and Named Fiduciary.	24

(b)	Directions from Administrator.	24

(c)	Directions from Named Fiduciary.	25

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(d)	Co-Fiduciary Liability.	25

(e)	Indemnification.	25

(f)	Survival.	26

Section 9.	Resignation or Removal of Trustee and Termination.	26

(a)	Resignation and Removal.	26

(b)	Termination.	26

(c)	Notice Period.	26

(d)	Transition Assistance.	27

(e)	Failure to Appoint Successor.	27

Section 10.	Successor Trustee.	28

(a)	Appointment.	28

(b)	Acceptance.	28

(c)	Corporate Action.	28

Section 11.	Resignation, Removal, and Termination Notices.	28

Section 12.	Duration.	29

Section 13.	Amendment or Modification.	29

Section 14.	Electronic Services.	29

Section 15.	Assignment.	31

Section 16.	Force Majeure.	31

Section 17.	Confidentiality.	32

Section 18.	General.	32

(a)	Performance by Trustee, its Agents or Affiliates.	32

(b)	Entire Agreement.	32

(c)	Waiver.	33

(d)	Successors and Assigns.	33

(e)	Partial Invalidity.	33

(f)	Section Headings.	33

(g)	Communications.	33

(h)	Auto-Debit.	34

(i)	Survival.	34

Section 19.	Use of Data.	34

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Section 20.	Governing Law.	35

(a)	Massachusetts Law Controls.	35

(b)	Trust Agreement Controls.	35

Section 21.	Plan Qualification.	35

SCHEDULES		37
Schedule “A”–	Administrative Services	37
Schedule “B”–	Fee Schedule	42
Schedule “C”–	Investment Options	55
Schedule “D”–	Statement of Qualified Status	57
Schedule “E”–	Operational Guidelines for Non-Fidelity Mutual Funds	59
Schedule “F”–	Securities That May Not Be Purchased Under the BrokerageLink Option	61
Schedule “G”–	BrokerageLink Administrative Procedures	62
Schedule “H”–	Operating Procedures for the Stable Portfolio	66
Schedule “I”–	Form 5500 Service	68

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TRUST AGREEMENT, dated as of the second day of January, 2008, between the ENTEGRIS, INC., a Delaware corporation, having an office at 3500 Lyman Boulevard, Chaska, MN 55318 (the “Sponsor”), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the “Trustee”).

WITNESSETH:

WHEREAS, the Sponsor is the sponsor of the Entegris, Inc. 401(k) Savings and Profit Sharing Plan (the “Plan”); and

WHEREAS, the Sponsor wishes to establish a single trust to hold and invest assets of the Plan for the exclusive benefit of Participants, as defined herein, in the Plan and their beneficiaries; and

WHEREAS, the Trustee is willing to hold and invest the aforesaid Plan assets in trust among several investment options selected by the Named Fiduciary, as defined herein; and

WHEREAS, the Sponsor also wishes to have the Trustee perform certain ministerial recordkeeping and administrative functions under the Plan; and

WHEREAS, the Trustee is willing to perform recordkeeping and administrative services for the Plan if the services are ministerial in nature and are provided within a framework of plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator (as defined herein).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

Section	1. Definitions.

The following terms as used in this Trust Agreement have the meaning indicated unless the context clearly requires otherwise:

(a)	“ACH”

“ACH” shall mean Automated Clearing House.

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(b)	“Administrator”

“Administrator” shall mean Entegris, Inc., identified in the Plan document as the administrator of the Plan in accordance with section 3(16)(A) of ERISA.

(c)	“Agreement”

“Agreement” shall mean this Trust Agreement, and the Schedules and Exhibits attached hereto, as the same may be amended and in effect from time to time.

(d)	“BrokerageLink”

“BrokerageLink” shall mean the Participant directed brokerage option offered under the Plan.

(e)	“BrokerageLink Core Account”

“BrokerageLink Core Account” shall mean the money market fund that serves as a settlement vehicle for the purchases and sales of securities via BrokerageLink. All contributions directed to BrokerageLink and all additional BrokerageLink investments are first deposited in the BrokerageLink Core Account.

(f)	“Business Day”

“Business Day” shall mean each day the NYSE is open. The closing of a Business Day shall mean the NYSE’s normal closing time of 4:00 p.m.(ET), however, in the event the NYSE closes before such time or alters its closing time, all references to the NYSE closing time shall mean the actual or altered closing time of the NYSE.

(g)	“Code”

“Code” shall mean the Internal Revenue Code of 1986, as it has been or may be amended from time to time.

(h)	“Confidential Information”

“Confidential Information” shall mean (individually and collectively) proprietary information of the parties to this Trust Agreement, including but not limited to, their inventions, know how, trade secrets, business affairs, prospect lists, product designs, product plans, business strategies, finances, fee structures, etc.

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(i)	“Declaration of Separate Fund”

“Declaration of Separate Fund” shall mean the declaration of separate fund for each fund of the Group Trust.

(j)	“EDT”

“EDT” shall mean electronic data transfer.

(k)	“Electronic Services”

“Electronic Services” shall mean communications and services made available via electronic media.

(l)	“ERISA”

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it has been or may be amended from time to time.

(m)	“External Account Information”

“External Account Information” shall mean account information, including retirement savings account information, from third party websites or other websites maintained by Fidelity or its affiliates.

(n)	“FBSLLC”

“FBSLLC” shall mean Fidelity Brokerage Services LLC.

(o)	“Fidelity Mutual Fund”

“Fidelity Mutual Fund” shall mean any investment company advised by Fidelity Management & Research Company or any of its affiliates.

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(p)	“FIIOC”

“FIIOC” shall mean Fidelity Investments Institutional Operations Company, Inc.

(q)	“Group Trust”

“Group Trust” shall mean a group trust for retirement plans which is established and maintained by the Trustee, Pyramis Global Advisers Trust Company (“PGATC”), or any of their affiliates pursuant to IRS Revenue Ruling 81-100 and subsequent IRS guidance.

(r)	“In Good Order”

“In Good Order” shall mean in a state or condition acceptable to the Trustee in its sole discretion, which the Trustee determines is reasonably necessary for accurate execution of the intended transaction.

(s)	“IRS”

“IRS” shall mean the Internal Revenue Service.

(t)	“Losses”

“Losses” shall mean any and all loss, damage, penalty, liability, cost and expense, including without limitation, reasonable attorney’s fees and disbursements.

(u)	“Mutual Fund”

“Mutual Fund” shall refer both to Fidelity Mutual Funds and Non-Fidelity Mutual Funds.

(v)	“Named Fiduciary”

“Named Fiduciary” shall mean Entegris, Inc., a fiduciary who is named in the Plan, or who, pursuant to a procedure specified in the Plan, is identified as a fiduciary (i) by a person who is an employer or employee organization with respect to the Plan or (ii) by such an employer and such an employee organization acting jointly.

(w)	“NAV”

“NAV” shall mean Net Asset Value.

(x)	“NFSLLC”

“NFSLLC” shall mean National Financial Services LLC.

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(y)	“Non-Fidelity Mutual Fund”

“Non-Fidelity Mutual Fund” shall mean certain investment companies not advised by Fidelity Management & Research Company or any of its affiliates.

(z)	“NYSE”

“NYSE” shall mean the New York Stock Exchange.

(aa)	“Participant”

“Participant” shall mean, with respect to the Plan, any employee, former employee, or alternate payee with an account under the Plan, which has not yet been fully distributed and/or forfeited, and shall include the designated beneficiary(ies) with respect to the account of any deceased employee, or former employee until such account has been fully distributed and/or forfeited.

(bb)	“Participant Recordkeeping Reconciliation Period”

“Participant Recordkeeping Reconciliation Period” shall mean the period beginning on the date of the initial transfer of assets to the Trust and ending on the date of the completion of the reconciliation of Participant records.

(cc)	“Participation Agreement”

“Participation Agreement” shall mean the participation agreement for the Group Trust.

(dd)	“PIN”

“PIN” shall mean personal identification number.

(ee)	“Plan”

“Plan” shall mean the Entegris, Inc. 401(k) Savings and Profit Sharing Plan.

(ff)	“Plan Administration Design & Discovery Document”

“Plan Administration Design & Discovery Document” shall mean the document which sets forth the administrative and recordkeeping duties and procedures to be followed by the Trustee in administering the Plan, as such document may be amended and in effect from time to time during the initial implementation of the Plan onto the Fidelity Participant Recordkeeping System (“FPRS”). This document is an interim document and shall be superseded by the approved Plan Administration Manual.

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(gg)	“Plan Administration Manual”

“Plan Administration Manual” shall mean the document which sets forth the administrative and recordkeeping duties and procedures to be followed by the Trustee in administering the Plan, as such document may be amended and in effect from time to time. This definition shall include the Plan Administration Design & Discovery Document from the implementation process until the full Plan Administration Manual can be generated and approved.

(hh)	“Plan Sponsor Webstation”

“Plan Sponsor Webstation” shall mean the graphical windows based application that provides current Plan and Participant information including indicative data, account balances, activity and history.

(ii)	“Reporting Date”

“Reporting Date” shall mean the last day of each fiscal quarter of the Plan and, if not on the last day of a fiscal quarter, the date as of which the Trustee resigns or is removed pursuant to Section 9 hereof or the date as of which this Agreement terminates pursuant to Section 11 hereof.

(jj)	“SEC”

“SEC” shall mean the Securities and Exchange Commission.

(kk)	“SPO”

“SPO” shall mean the Standard Plan Options which are the basic non-brokerage investment options available in the Plan. Schedule “C” lists all of the investment options available in the Plan, including the brokerage option (BrokerageLink) and the non-brokerage options (SPO).

(ll)	“SPO Default Fund”

“SPO Default Fund” shall mean the SPO investment option into which the transferred assets will be placed when Participants transfer assets from BrokerageLink to the SPO.

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(mm)	“Sponsor”

“Sponsor” shall mean Entegris, Inc., a Delaware corporation, or any successor to all or substantially all of its businesses which, by agreement, operation of law or otherwise, assumes the responsibility of the Sponsor under this Agreement.

(nn)	“Sponsor Stock”

“Sponsor Stock” shall mean the common stock of the Sponsor, or such other publicly traded stock of the Sponsor, or such other publicly-traded stock of the Sponsor’s affiliates as meets the requirements of section 407(d)(5) of ERISA with respect to the Plan.

(oo)	“Stock Fund”

“Stock Fund” shall mean the investment option consisting of Sponsor Stock.

(pp)	“Trust”

“Trust” shall mean the Entegris, Inc. 401(k) Savings and Profit Sharing Plan Trust, being the trust established by the Sponsor and the Trustee pursuant to the provisions of this Agreement.

(qq)	“Trustee”

“Trustee” shall mean Fidelity Management Trust Company, a Massachusetts trust company and any successor to all or substantially all of its trust business as described in Section 10(c). The term Trustee shall also include any successor trustee appointed pursuant to Section 10 to the extent such successor agrees to serve as Trustee under this Agreement.

(rr)	“VRS”

“VRS” shall mean Voice Response System.

Section 2.	Trust.

The Sponsor hereby establishes the Trust with the Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor or transferred from a previous trustee under the Plan, such additional sums of money or other property acceptable to the Trustee in its sole discretion, as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided

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herein. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.

Section 3.	Exclusive Benefit and Reversion of Sponsor Contributions.

Except as provided under applicable law, no part of the Trust may be used for, or diverted to, purposes other than the exclusive benefit of the Participants in the Plan or their beneficiaries or the reasonable expenses of Plan administration. No assets of the Plan shall revert to the Sponsor, except as specifically permitted by the terms of the Plan.

Section 4.	Disbursements.

The Trustee shall make disbursements as directed by the Participant or the Administrator, as applicable, in accordance with the provisions of the Plan Administration Manual. The Trustee shall have no responsibility to ascertain any direction’s compliance with the terms of the Plan (except to the extent the terms of the Plan have been communicated to the Trustee in writing) or of any applicable law or the direction’s effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement. The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement.

Section 5.	Investment of Trust.

(a)	Selection of Investment Options.

The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

(b)	Available Investment Options.

The Named Fiduciary shall direct the Trustee as to the investment options in which the Trust shall be invested during the Participant Recordkeeping Reconciliation Period and the investment

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options in which Participants may invest following the Participant Recordkeeping Reconciliation Period. The Named Fiduciary may determine to offer as investment options only: (i) Mutual Funds, (ii) Sponsor Stock, (iii) notes evidencing loans to Participants in accordance with the terms of the Plan, (iv) BrokerageLink, (v) collective investment funds maintained by entities other than the Trustee for qualified plans.

The Trustee shall be considered a fiduciary with investment discretion only with respect to Plan assets that are invested in collective investment funds maintained by the Trustee for qualified plans.

The investment options initially selected by the Named Fiduciary are identified on Schedule “C” attached hereto. The Named Fiduciary shall have complete flexibility to select any investment option for the Plan without any proprietary fund requirement and the fees outlined in Schedule B will be the same whether several or no proprietary funds are used in the Plan. Investments may include mutual funds, collective or separate account options to the extent they can be recordkept on Fidelity’s platform in accordance with Fidelity’s standard operating procedures. Additional costs may apply if separate accounts or collective investment funds are used, which would be determined on a case-by-case basis. Upon transfer to the Trust, Plan assets will be invested in the investment option(s) as directed by the Sponsor. The Named Fiduciary may add additional investment options with the consent of the Trustee which shall not be unreasonably withheld to reflect administrative considerations and upon mutual amendment of this Agreement, and the Schedules thereto, to reflect such additions.

(c)	Participant Direction.

As authorized under the Plan, each Participant shall direct the Trustee in which investment option(s) to invest the assets in the Participant’s individual accounts. Such directions may be made by Participants by use of the telephone exchange system, the internet or in such other manner as may be agreed upon from time to time by the Sponsor and the Trustee, and shall be processed in accordance with fund exchange provisions set forth in the Plan Administration Manual. The Trustee shall not be liable for any loss or expense that arises from a Participant’s exercise or non-exercise of rights under this Section 5 over the assets in the Participant’s accounts. In the event that the Trustee fails to receive a proper direction from the Participant, the assets shall be invested in the investment option set forth for such purpose on Schedule “C”, until the Trustee receives a proper direction.

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(d)	Mutual Funds.

On the effective date of this Agreement, in lieu of receiving a printed copy of the prospectus for each Fidelity Mutual Fund selected by the Named Fiduciary as a Plan investment option or short-term investment fund, the Named Fiduciary hereby consents to receiving such documents electronically. Named Fiduciary shall access each prospectus on the internet after receiving notice from the Trustee that a current version is available online at a website maintained by the Trustee or its affiliate. Trustee represents that on the effective date of this Agreement, a current version of each such prospectus is available at http://www.fidelity.com or such successor website as Trustee may notify Named Fiduciary of in writing from time to time. Named Fiduciary represents that it has accessed/will access each such prospectus at http://www.fidelity.com or such successor website as Trustee may notify Named Fiduciary of in writing from time to time as of the effective date of this Agreement. All transactions involving Non-Fidelity Mutual Funds shall be done in accordance with the Operational Guidelines attached hereto as Schedule “E”. Trust investments in Mutual Funds shall be subject to the following limitations:

(i)	Execution of Purchases and Sales.

Purchases and sales of Mutual Funds (other than for exchanges) shall be made on the date on which the Trustee receives from the Administrator In Good Order all information, documentation and wire transfer of funds (if applicable), necessary to accurately effect such transactions. Exchanges of Mutual Funds shall be processed in accordance with the fund exchange provisions set forth in the Plan Administration Manual.

(ii)	Voting.

At the time of mailing of notice of each annual or special stockholders’ meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Participant who has shares of such Mutual Fund credited to the Participant’s accounts, together with a voting direction form for return to the Trustee or its designee. The Participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares credited to the Participant’s accounts (both vested and unvested). The Trustee shall vote the shares as directed by the Participant. The Trustee shall not vote shares for which it has received no directions from the Participant.

During the Participant Recordkeeping Reconciliation Period, the Named Fiduciary shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the Mutual Funds in the Trust, including Mutual Fund shares held in any short-term investment fund for

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liquidity reserve. Following the Participant Recordkeeping Reconciliation Period, the Named Fiduciary shall continue to have the right to direct the Trustee as to the manner in which the Trustee is to vote any Mutual Funds shares held in a short-term investment fund for liquidity reserve. The Trustee shall not vote any Mutual Fund shares for which it has received no directions from the Named Fiduciary.

With respect to all rights other than the right to vote, the Trustee shall follow the directions of the Participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no further duty to solicit directions from Participants or the Named Fiduciary.

(e)	Sponsor Stock.

Trust investments in Sponsor Stock shall be made via the Stock Fund. Dividends received on shares of Sponsor Stock shall be reinvested in additional shares of Sponsor Stock and allocated to Participants’ accounts.

(i)	Acquisition Limit.

Pursuant to the Plan, the Trust may be invested in Sponsor Stock to the extent necessary to comply with investment directions under this Agreement. The Sponsor shall be responsible for providing specific direction on any acquisition limits required by the Plan or applicable law.

(ii)	Fiduciary Duty.

(A) The Trustee is not responsible for monitoring the suitability of the Trust acquiring and holding Sponsor Stock, under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA). The Trustee shall not be liable for any loss, or expense, which arises from the directions of the Named Fiduciary with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of this Agreement.

(B) Each Participant with an interest in Sponsor Stock (or, in the event of the Participant’s death, his beneficiary) is, for purposes of this section 5(e)(ii), hereby designated as a “named fiduciary” (within the meaning of section 403(a)(1) of ERISA), with respect to shares of Sponsor Stock allocated to his or her account but not purchased at his or her direction, and such Participant (or beneficiary) shall have the right to direct the Trustee as to the manner in which the Trustee is to vote or tender such shares.

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(iii)	Purchases and Sales of Sponsor Stock for Batch Activity.

Unless otherwise directed by the Sponsor in writing pursuant to directions that the Trustee can administratively implement, the following provisions shall govern purchases and sales of Sponsor Stock for contributions, loan repayments, distributions, loans, withdrawals, or any other purchase or sale of Sponsor Stock related to a transaction that the Sponsor has directed the Trustee in writing to implement on a batch basis (“batch activity”). Participants may not make future contributions into the Sponsor Stock Fund, nor may they transfer funds or exchange into the Sponsor Stock Fund. Notwithstanding the foregoing, participants have the rights to request that the entire amount of their employee stock ownership plan accounts in the Plan be paid in Sponsor Stock.

(A) Open Market Purchases and Sales. Purchases and sales of Sponsor Stock shall be made on the open market in accordance with the Trustee’s standard trading guidelines, as they may be amended from time to time, as necessary to honor batch activity. Such general rules shall not apply in the following circumstances:

(1) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

(2) If the Trustee is prohibited by the SEC, the NYSE or principal exchange on which the Sponsor Stock is traded, or any other regulatory or judicial body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

In the event of the occurrence of a circumstance described in (1) or (2) above, the Trustee shall purchase or sell such shares as soon thereafter as administratively feasible, and shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively. The Trustee may follow written directions from the Named Fiduciary to deviate from the above purchase and sale procedures.

(B) Purchases and Sales from or to Sponsor. If directed by the Sponsor in writing prior to the trading date, the Trustee may purchase or sell Sponsor Stock from or to the Sponsor if the purchase or sale is for adequate consideration (within the meaning of section 3(18) of ERISA) and no commission is charged. If Sponsor contributions (employer) or contributions made by the Sponsor on behalf of the Participants (employee) under the Plan are to be invested in Sponsor Stock, the Sponsor may transfer Sponsor Stock in lieu of cash to the Trust.

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(iv)	Sales of Sponsor Stock for Participant-Initiated Exchanges

Unless otherwise directed by the Sponsor in writing pursuant to directions that the Trustee can administratively implement, the following provisions shall govern sales of Sponsor Stock for Participant-initiated exchanges.

(A) Sales of Sponsor Stock. Sales of Sponsor Stock associated with individual Participant-initiated exchanges out of the Stock Fund shall be made on the open market pursuant to order types selected by the Participant in accordance with the Trustee’s procedures for “Real Time Trading.” The Sponsor may instruct the Trustee to limit the order types available to Participants.

(1) Automated Order Entry. Sponsor Stock trades associated with Participant-initiated exchanges shall be sent to market as soon as administratively feasible during regular trading hours via an electronic order entry system, unless such trade is treated as a block trade. Such electronic order entry system shall be deemed an Electronic Service for purposes of Section 14 of this Agreement.

(2) Limitations on Trades; Cancellation of Exchange Requests. Trades rejected under rules of the applicable securities exchange will not be executed. The Trustee will not submit orders (or will cancel orders) for stock trades that violate the Trustee’s procedures for “Real Time Trading”. The Trustee shall not submit any trade order associated with a Participant-initiated exchange at any time when the Sponsor Stock Fund has been closed to such activity. Trades associated with Participant-initiated exchanges shall not be transacted at any time when the regular market is closed, or when the SEC, the NYSE or principal exchange on which the Sponsor Stock is traded, or any other regulatory or judicial body has prohibited sales of any or all of the shares requested to be traded pursuant to the Participant-initiated exchange. An exchange requested by the Participant shall be rejected or cancelled, as the case may be, to the extent any accompanying trade is not submitted, not executed or cancelled.

(B) Fractional Shares. Participants will be entitled to exchange out fractional shares in the Stock Fund only in connection with a request to exchange out the entire balance of their Stock Fund holdings (or the entire balance in a particular source, as applicable). Fractional shares will be transacted at the price determined by the stock trade order selected by the Participant.

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(v)	Use of an Affiliated Broker.

For all purchases and sales of Sponsor Stock on the open market, whether Participant-initiated or otherwise, the Named Fiduciary hereby directs the Trustee to use FBSLLC to provide brokerage services. Subject to the provisions of this agreement, FBSLLC shall execute such trades directly or through any of its affiliates. The provision of brokerage services shall be subject to the following:

(A) Any successor organization of FBSLLC, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this direction provision. FBSLLC may assign its rights and obligations under this agreement to any affiliate, provided that the assignee is bound by the terms hereof, including the provisions concerning remuneration.

(B) The Trustee and FBSLLC shall continue to rely on this direction provision until notified to the contrary. The Named Fiduciary reserves the right to terminate this direction upon written notice to FBSLLC (or its successors or assigns) and the Trustee, in accordance with Section 11 of this Agreement.

(C) The Plan Sponsor acknowledges that FBSLLC (and its successors and assigns) may rely upon this Trust Agreement in establishing an account in the name of the Trustee for the Plan or its Participants, and in allowing each Participant to exercise limited trading authorization over such account, to the extent of his or her individual account balance in the Sponsor Stock Fund subject to Participant direction.

(vi)	Securities Law Reports.

The Named Fiduciary shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust’s ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee shall provide to the Named Fiduciary such information on the Trust’s ownership of Sponsor Stock as the Named Fiduciary may reasonably request in order to comply with Federal or state securities laws.

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(vii)	Voting and Tender Offers.

Notwithstanding any other provision of this Agreement the provisions of this Section shall govern the voting and tendering of Sponsor Stock. The Sponsor shall pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock. The Trustee, after consultation with the Sponsor, shall prepare the necessary documents associated with the voting and tendering of Sponsor Stock.

(A) Voting.

(1) When the issuer of Sponsor Stock prepares for any annual or special meeting, the Sponsor shall notify the Trustee at least thirty (30) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. If requested by the Trustee the Sponsor shall certify to the Trustee that the aforementioned materials represents the same information distributed to shareholders of Sponsor Stock. Based on these materials, the Trustee shall prepare a voting instruction form and shall provide a copy of all proxy solicitation materials to be sent to each Participant with an interest in Sponsor Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the number of full and fractional shares of Sponsor Stock credited to the Participant’s accounts.

(2) Each Participant with an interest in the Sponsor Stock held in the Trust shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Sponsor Stock credited to the Participant’s accounts (both vested and unvested). Directions from a Participant to the Trustee concerning the voting of Sponsor Stock shall be communicated in writing, or by such other means as agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such person in the ordinary course of the performance of the Trustee’s services hereunder. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock as directed by the Participant. Except as otherwise required by law, the Trustee shall not vote shares of Sponsor Stock credited to a Participant’s account for which it has received no directions from the Participant.

(3) Except as otherwise required by law, the Trustee shall vote that number of shares of Sponsor Stock not credited to Participants’ accounts in the same proportion on each issue as it votes those shares credited to Participants’ accounts for which it received voting directions from Participants.

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(B) Tender Offers.

(1) Upon commencement of a tender offer for any securities held in the Trust that are Sponsor Stock, the Sponsor shall timely notify the Trustee in advance of the intended tender date and shall cause a copy of all materials to be sent to the Trustee. The Sponsor shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Sponsor Stock. Based on these materials and after consultation with the Sponsor, the Trustee shall prepare a tender instruction form and shall provide a copy of all tender materials to be sent to each Participant with an interest in the Stock Fund, together with the foregoing tender instruction form, to be returned to the Trustee or its designee. The tender instruction form shall show the number of full and fractional shares of Sponsor Stock credited to the Participants account (both vested and unvested).

(2) Each Participant with an interest in the Stock Fund shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Sponsor Stock credited to the Participant’s accounts (both vested and unvested). Directions from a Participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or such other means as is agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee’s services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the Participant. Except as otherwise required by law, the Trustee shall not tender shares of Sponsor Stock credited to a Participant’s accounts for which it has received no directions from the Participant.

(3) Except as otherwise required by law, the Trustee shall tender that number of shares of Sponsor Stock not credited to Participants’ accounts in the same proportion as the total number of shares of Sponsor Stock credited to Participants’ accounts for which it received instructions from Participants.

(4) A Participant who has directed the Trustee to tender some or all of the shares of Sponsor Stock credited to the Participant’s accounts may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the

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tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Sponsor Stock not credited to Participants’ accounts have been tendered, the Trustee shall redetermine the number of shares of Sponsor Stock that would be tendered under Section 5(e)(vii)(B)(3) if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Sponsor Stock not credited to Participants’ accounts necessary to reduce the amount of tendered Sponsor Stock not credited to Participants’ accounts to the amount so redetermined. A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.

(5) A direction by a Participant to the Trustee to tender shares of Sponsor Stock credited to the Participant’s accounts shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each account of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered from that account. Pending receipt of directions (through the Administrator) from the Participant or the Named Fiduciary, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the investment option described in Schedule “C”.

(viii)	General.

With respect to all shareholder rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock, the Trustee shall follow the procedures set forth in subsection (A), above.

(ix)	Conversion.

All provisions in this Section 5(e) shall also apply to any securities received as a result of a conversion of Sponsor Stock.

(x)	Nasdaq Subscriber Agreement.

The Sponsor represents that it has returned a properly executed “Nasdaq Subscriber Agreement” to the Trustee. The Nasdaq Subscriber Agreement is required by Nasdaq and allows Participants to receive information originating from Nasdaq on a “real-time” basis, through devices controlled by the Trustee or its affiliates.

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(f)	Participant Loans.

Loans shall be processed and administered in accordance with the Plan Administration Manual. The Administrator shall act as the Trustee’s agent with regard to Loans and as such shall (i) separately account for repayments of such loans and clearly identify such assets as Plan assets; and (ii) collect and remit all principal and interest payments to the Trustee. To the extent that the Participant is required to submit loan documentation to the Administrator for approval prior to the issuance of a loan, the Administrator shall also be responsible for (i) holding physical custody of and keeping safe the notes and other loan documents; and (ii) canceling and surrendering the notes and other loan documentation when a loan has been paid in full.

To facilitate recordkeeping, the Trustee may destroy the original of any proceeds check (including the promissory note) made in connection with a loan to a Participant under the Plan, provided that the Trustee or its agent first creates a duplicate by a photographic or optical scanning or other process yielding a reasonable facsimile of the proceeds check (including the promissory note) and the Participant’s signature thereon, which duplicate may be reduced or enlarged in size from the actual size of the original.

(g)	BrokerageLink.

The Sponsor hereby directs the Trustee to use FBSLLC to purchase or sell individual securities for Participant BrokerageLink accounts (“Participant Accounts”) in accordance with investment directions provided by Participants. The Sponsor directs the Trustee to establish a Participant Account with FBSLLC in the name of the Trustee for each Participant electing to utilize the BrokerageLink option. Each so electing Participant shall be granted limited trading authority over the Participant Account established for such Participant, and FBSLLC shall accept and act upon instructions from such Participants to buy, sell, exchange, convert, tender, trade and otherwise acquire and dispose of securities in the Participant Accounts. The provision of BrokerageLink shall be subject to the following:

(i) Each Participant who elects to utilize the BrokerageLink option must complete a BrokerageLink Participant Acknowledgement Form which incorporates the provisions of the BrokerageLink Account Terms and Conditions. Upon acceptance by FBSLLC of the BrokerageLink Participant Acknowledgement Form, FBSLLC will establish a Participant Account for the Participant. Participant activity in the Participant Account will be governed by the BrokerageLink Participant Acknowledgement Form and the BrokerageLink Account Terms and Conditions. In the event that a provision of either the BrokerageLink Account Terms and

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Conditions or the BrokerageLink Participant Acknowledgement Form conflicts with the terms of this Agreement, the Plan or an applicable statute or regulation, the Agreement, the Plan or the applicable statute or regulation shall control.

(ii) Any successor organization of FBSLLC, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this authorization provision.

(iii) The Trustee and FBSLLC shall continue to rely on this direction provision until notified to the contrary. The Sponsor reserves the right to terminate this direction upon written notice to the Trustee, in accordance with Section 11 of this Agreement. Such notice shall be deemed a direction to terminate BrokerageLink as an investment option.

(iv) The types of securities which may not be purchased under BrokerageLink are listed on Schedule “F”. Administrative procedures governing investment in and withdrawals from BrokerageLink Participant Accounts are attached hereto as Schedule “G”.

(v) With respect to exchanges from the SPO into the Participant Account, the Named Fiduciary hereby directs the Trustee to submit for processing all instructions for purchases into the BrokerageLink Core Account resulting from such exchange requests on the next Business Day.

(vi) A Participant has the authority to designate an agent to have limited trading authority over assets in the Participant Account established for such Participant. Such agent as the Participant may designate shall have the same authority to trade in and otherwise transact business in the Participant Account, in the same manner and to the same extent as the Participant is otherwise empowered to do hereunder, and FBSLLC shall act upon instructions from the agent as if the instructions had come from the Participant. Designation of an agent by the participant is subject to acceptance by FBSLLC of a completed BrokerageLink Third Party Limited Trading Authorization Form, the terms of which shall govern the activity of the Participant and the authorized agent. In the event that a provision of the BrokerageLink Third Party Limited Trading Authorization Form conflicts with the terms of the BrokerageLink Participant Acknowledgement Form, the BrokerageLink Account Terms and Conditions, this Agreement, the Plan or an applicable statute or regulation, the terms of the BrokerageLink Participant Acknowledgement Form, the BrokerageLink Account Terms and Conditions, this Agreement, the Plan or the applicable statute or regulation shall control.

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(vii) The Participant shall be solely responsible for receiving and responding to all trade confirmations, account statements, prospectuses, annual reports, proxies and other materials that would otherwise be distributed to the owner of the Participant Account. With respect to proxies for securities held in the Participant Account, FBSLLC shall send a copy of the meeting notice and all proxies and proxy solicitation materials, together with a voting direction form, to the Participant and the Participant shall have the authority to direct the exercise of all shareholder rights attributable to those securities. The Trustee shall not exercise such rights in the absence of direction from the Participant.

(viii) FBSLLC shall buy, sell, exchange, convert, tender, trade and otherwise acquire and dispose of securities in Participant Accounts, transfer funds to and from the BrokerageLink Core Account and the SPO Default Fund, collect any fees or other remuneration due FBSLLC or any of its affiliates, and make distributions directly to the Participant, in accordance with the administrative procedures set forth in Schedule “G”. No prior notice to or consent from the Participant is required. In the event of a transfer of the Plan to another service provider, the directions of the Sponsor in transferring Plan assets shall control. Such transfers may be effected without notice to or consent from the Participant.

(ix) FBSLLC may accept from the Participant, changes to indicative data including, but not limited to, postal address, email address, and phone number associated with the Participant Account established for the Participant.

(h)	Participation in Collective Investment Funds Managed by PGATC.

The Sponsor hereby (A) acknowledges that it has received from the Trustee a copy of the Group Trust, the Participation Agreement and the Declaration of Separate Fund for each separate fund of the Group Trust selected by the Named Fiduciary, and (B) adopts as part of this Agreement the terms of the Group Trust, the Participation Agreement and the Declaration of Separate Fund for each such separate fund of the Group Trust.

(i)	Outside Managed Collective Investment Fund.

All transactions involving the Stable Value Portfolio shall be done in accordance with separate Operating Procedures attached hereto as Schedule “H”. All transactions involving the State Street MidCap® Index SL – Class C, State Street Russell 2000® Index NL – Class C and State Street S&P 500® Flagship SL – Class C shall be done in accordance with separate Operating Procedures between the Trustee, or its affiliate, and State Street Global Advisors.

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(j)	Trustee Powers.

The Trustee shall have the following powers and authority:

(i) Subject to paragraphs (b) and (c) of this Section 5, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

(ii) To cause any securities or other property held as part of the Trust to be registered in the Trustee’s own name, in the name of one or more of its nominees, or in the Trustee’s account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

(iii) To keep that portion of the Trust in cash or cash balances as the Named Fiduciary or Administrator may, from time to time, deem to be in the best interest of the Trust.

(iv) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

(v) To borrow funds from a bank not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions in a timely fashion; provided that the cost of such borrowing shall be allocated in a reasonable fashion to the investment fund(s) in need of liquidity. The Sponsor acknowledges that it has received the disclosure on the Trustee’s line of credit program and credit allocation policy and a copy of the text of Prohibited Transaction Exemption 2002-55 prior to executing this Agreement if applicable.

(vi) To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.

(vii) With reasonable notice to the Sponsor, to employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.

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(viii) To invest all or any part of the assets of the Trust in investment contracts and short term investments (including interest bearing accounts with the Trustee or money market mutual funds advised by affiliates of the Trustee) and in any collective investment trust or group trust, including any collective investment trust or group trust maintained by the Trustee, which then provides for the pooling of the assets of plans described in Section 401(a) and exempt from tax under Section 501(a) of the Code, or any comparable provisions of any future legislation that amends, supplements, or supersedes those sections, provided that such collective investment trust or group trust is exempt from tax under the Code or regulations or rulings issued by the Internal Revenue Service. The provisions of the document governing such collective investment trusts or group trusts, as it may be amended from time to time, shall govern any investment therein and are hereby made a part of this Trust Agreement.

(ix) To do all other acts, although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

Section 6.	Recordkeeping and Administrative Services to Be Performed.

(a)	General.

The Trustee shall perform those recordkeeping and administrative functions described in Schedule “A” attached hereto. These recordkeeping and administrative functions shall be performed within the framework of the Administrator’s written directions regarding the Plan’s provisions, guidelines and interpretations.

(b)	Accounts.

The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of each Reporting Date. Within thirty (30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under ERISA, upon the expiration of six (6) months from the date of filing such account, the Trustee shall have no

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liability or further accountability to the Administrator with respect to the propriety of its acts or transactions shown in such account (or any Participant-level report provided to a Participant), except with respect to such acts or transactions as to which a written objection shall have been filed with the Trustee within such six (6) month period.

(c)	Inspection and Audit.

Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Sponsor, or to any person designated by the Sponsor, originals and a copy of electronic records, at no expense to the Sponsor, in the format regularly provided to the Sponsor, if requested within a reasonable time. The Trustee will provide a statement of each Participant’s accounts as of the resignation, removal, or termination, and the Trustee shall provide to the Sponsor or the Plan’s new recordkeeper such further records as may be reasonably requested, at the Sponsor’s expense.

The Trustee will provide to auditors (including third-party auditors and Sponsor’s internal audit staff) as Sponsor may designate in writing, access to any Trustee owned or managed facility at which the services are being performed, to appropriate Trustee management personnel, and to the data and records (and other documentation reasonably requested by the Sponsor) maintained by the Trustee with respect to the services solely for the purpose of examining (i) transactional books and records maintained by the Trustee in order to provide the services, (ii) documentation of service level performance, and (iii) invoices to the Sponsor. Any such audits will be conducted at the Sponsor’s expense. The Sponsor and its auditors will first look to the most recent Type II Service Auditor’s Report (“Type II SAR”) before conducting further audits. Type II SAR’s are reports issued by the Trustee’s or its affiliate’s independent public accounting firm in accordance with Statement on Auditing Standard No. 70 (“SAS 70”). If a matter is not covered in such Type II SAR, then the Sponsor will provide the Trustee with a proposed detailed scope and timeframe of the audit requested by the Sponsor in writing at least sixty (60) days prior to date of the audit. The Sponsor will provide the Trustee with not less than ninety (90) days prior written notice of an audit, excepting audit requests from governmental or regulatory agencies. The Sponsor and its auditors will conduct such audits in a manner that will result in a minimum of inconvenience and disruption to the Trustee’s operations. Audits may be conducted only during normal business hours and no more frequently than annually unless otherwise required as a matter of law or for compliance with regulatory or contractual requirements. Any audit assistance provided by the Trustee in excess of the number of audit hours per annum referenced in the fee schedule shall be provided on a fee-for-service basis. The Sponsor and its auditors will not be entitled to review or audit (i) data or information of other customers or clients of the Trustee, (ii) any of Trustee’s

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proprietary data, or (iii) any other Confidential Information of the Trustee that is not relevant for the purposes of the audit. The Sponsor and its auditors will not be entitled to logical access to the Trustee’s networks and systems, nor unrestricted physical access to Trustee’s facilities and personnel. Reviews of processes, controls, and support documentation will be facilitated with appropriate Trustee’s personnel. The Trustee will use commercially reasonable efforts to cooperate in the audit, will make available on a timely basis the information reasonably required to conduct the audit and will assist the designated employees of the Sponsor or its auditors as reasonably necessary. The Sponsor will reimburse the Trustee for any costs incurred by the Trustee in connection with an audit conducted pursuant to this section. To the maximum extent possible, audits will be designed and conducted (in such manner and with such frequency) so as not to interfere with the provision of the services. The Sponsor will not use any competitors of the Trustee (or any significant subcontractor of Trustee under this Agreement) to conduct such audits. The auditors and other representatives of the Sponsor will execute and deliver such confidentiality and non-disclosure agreements and comply with such security and confidentiality requirements as the Trustee may reasonably request in connection with such audits.

(d)	Notice of Plan Amendment.

The Trustee’s provision of the recordkeeping and administrative services set forth in this Section 6 shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment’s adoption and on the Administrator providing the Trustee, on a timely basis, with all the information the Trustee deems necessary for it to perform the recordkeeping and administrative services set forth herein, and such other information as the Trustee may reasonably request.

(e)	Returns, Reports and Information.

Except as set forth on Schedule “A”, the Administrator shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee will maintain adequate records in accordance with this Agreement so that the Plan can be properly administered in accordance with the Sponsor’s interpretation of Plan provisions and directions to the Trustee and applicable reporting (to the government) and disclosure (to Participant) obligations, as agreed to in the executed discovery document and final Plan Administration Manual, can be satisfied. The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings. The Administrator shall also be responsible for making any disclosures to Participants required by law, except such disclosure as may be required under federal or state truth-in-lending laws with regard to Participant loans, which shall be provided by the Trustee or the Administrator, as applicable.

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Section 7.	Compensation and Expenses.

Sponsor shall pay to Trustee, within thirty (30) days of receipt of the Trustee’s bill, the fees for services in accordance with Schedule “B”. Fees for services are specifically outlined in Schedule “B” and are based on all of the assumptions identified therein. The Trustee shall maintain its fees for five (5) years. The fee guarantee is subject to the assumptions set forth in Schedule “B” and a material change in assumptions may result in a fee change during or after the fee guarantee period. In the event that the Plan characteristics referenced in the assumptions outlined in Schedule “B” change significantly by either falling below or exceeding current or projected levels, such fees may be subject to revision, upon mutual renegotiation. To reflect increased operating costs, Trustee may once each calendar year, but not prior to January 2, 2013, amend Schedule “B” without the Sponsor’s consent upon ninety (90) days prior notice to the Sponsor.

All reasonable expenses of plan administration as shown on Schedule “B” attached hereto, as amended from time to time, shall be a charge against and paid from the appropriate Participants’ accounts, except to the extent such amounts are paid by the Sponsor in a timely manner.

All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, and any other reasonable expenses of Plan administration as determined and directed by the Administrator, shall be a charge against and paid from the appropriate Participants’ accounts.

Section 8.	Directions and Indemnification.

(a)	Identity of Administrator and Named Fiduciary.

The Trustee shall be fully protected in relying on the fact that the Named Fiduciary and the Administrator under the Plan are the individuals or entities named as such above or such other individuals or persons as the Sponsor may notify the Trustee in writing.

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(b)	Directions from Administrator.

Whenever the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss or expense arising from the direction (i) if the direction is contained in a writing provided by any individual whose name has been submitted (and not withdrawn) in writing to the Trustee by the Administrator, unless it is clear on the direction’s face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be contrary to the terms of this Agreement. The Trustee may rely without further duty of inquiry on the authority of any such individual to provide direction to the Trustee on behalf of the Administrator.

For purposes of this Section, such direction may also be made via EDT, facsimile or such other secure electronic means in accordance with procedures agreed to by the Administrator and the Trustee and, in any such case, the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Administrator.

(c)	Directions from Named Fiduciary.

Whenever the Named Fiduciary or Sponsor provides a direction to the Trustee, the Trustee shall not be liable for any loss or expense arising from the direction (i) if the direction is contained in a writing provided by any individual whose name has been submitted (and not withdrawn) in writing to the Trustee by the Named Fiduciary, unless it is clear on the direction’s face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be contrary to the terms of this Agreement. The Trustee may rely without further duty of inquiry on the authority of any such individual to provide direction to the Trustee on behalf of the Named Fiduciary.

For purposes of this Section, such direction may also be made via EDT, facsimile, or such other secure electronic means in accordance with procedures agreed to by the Named Fiduciary and the Trustee and, in any such case, the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Named Fiduciary.

(d)	Co-Fiduciary Liability.

In any other case, the Trustee shall not be liable for any loss or expense arising from any act or omission of another fiduciary under the Plan except as provided in section 405(a) of ERISA.

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(e)	Indemnification.

The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, Losses, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all Losses arising solely from the Trustee’s negligence, bad faith, violation of applicable laws to which the Trustee is subject as a provider of the services outlined in this Agreement or breach of the terms of this Agreement.

The Trustee shall indemnify the Sponsor against, and hold the Sponsor harmless from, any and all Losses that may be incurred by, imposed upon, or asserted against the Sponsor by reason of any claim, regulatory proceeding, or litigation arising from Trustee’s negligence, bad faith, violation of applicable laws to which the Trustee is subject as a provider of the services outlined in this Agreement or breach of the terms of this Agreement.

Notwithstanding the foregoing, the Trustee shall also indemnify the Sponsor against and hold the Sponsor harmless from any and all such Losses that may be incurred by, imposed upon, or asserted against the Sponsor solely as a result of i) any defects in the investment methodology embodied in the target asset allocation or model portfolio provided through Portfolio Review, except to the extent that any such loss, damage, penalty, liability, cost or expense arises from information provided by the Participant, the Sponsor or third parties; or ii) any prohibited transactions resulting from the provision of Portfolio Review by the Trustee.

In addition to any other indemnification provided to Trustee by Sponsor under this Agreement, Sponsor shall indemnify Trustee against, and hold Trustee harmless from, any and all Losses that may be incurred by, imposed upon, or asserted against Trustee by reason of any claim, regulatory proceeding, or litigation arising from Sponsor’s failure to provide, or delay in providing, information to Trustee necessary to effectuate the transfer of funds pursuant to the Auto-Debit service in Section 18(h) or any deficiency or lack of funds in any account from which Sponsor has directed Trustee to deduct payments under that section.

(f)	Survival.

The provisions of this Section 8 shall survive the termination of this Agreement.

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Section 9.	Resignation or Removal of Trustee and Termination.

(a)	Resignation and Removal.

The Trustee may resign at any time in accordance with the notice provisions set forth below. The Sponsor may remove the Trustee at any time in accordance with the notice provisions set forth below.

(b)	Termination.

This Agreement may be terminated in full, or with respect to only a portion of the Plan (i.e., a “partial deconversion”) at any time by the Sponsor upon prior written notice to the Trustee in accordance with the notice provisions set forth below.

(c)	Notice Period.

In the event either party desires to terminate this Agreement or any Services hereunder, the party shall provide at least ninety (90) days prior written notice of the termination date to the other party; provided, however, that the receiving party may agree, in writing, to a shorter notice period.

(d)	Transition Assistance.

In the event of termination of this Agreement, if requested by Sponsor, the Trustee shall assist the Sponsor in developing a plan for the orderly transition of the Plan data, cash and assets then constituting the Trust and services provided by the Trustee hereunder to the Sponsor or its designee. The Trustee shall provide such assistance for a period not extending beyond sixty (60) days from the termination date of this Agreement. In the event of termination of services, transition services will be provided by the Trustee at no additional charge, including but not limited to: wire of cash or re-registration of investments, including detailed breakdown of transferred amounts; test electronic census / account files and final electronic census / account files containing participant synoptic information and financial data broken down by source and investment option with hardcopy file layout specifications; phone conferences with the new vendor’s transition team as required from the date of termination notification to the date of asset transfer; prior two years’ Form 5500 (as appropriate); prior two years’ compliance tests (as appropriate); a full year to date trust report (as appropriate); and other data / services normally provided in the course of a vendor transition. The Trustee shall provide to the Sponsor, or to any person designated by the Sponsor, at a mutually agreeable time, one file of the Plan data prepared

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and maintained by the Trustee in the ordinary course of business, in the Trustee’s format. The Sponsor and the Plan will not be responsible for any termination charges, charges to support transition in the normal course of a recordkeeping transition, or conversion recapture charges regardless of when the Sponsor terminated this Agreement. The Trustee may provide other or additional transition assistance as mutually determined for additional fees, which shall be due and payable by the Sponsor prior to any termination of this Agreement.

(e)	Failure to Appoint Successor.

If, by the termination date, the Sponsor has not notified the Trustee in writing as to the individual or entity to which the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys’ fees and disbursements.

Section 10.	Successor Trustee.

(a)	Appointment.

If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

(b)	Acceptance.

As of the date the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee, except as may be required to evidence such transition. The predecessor trustee shall execute all instruments and do all acts that may be reasonably necessary and requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

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(c)	Corporate Action.

Any successor to the Trustee or successor trustee, either through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction of either the Trustee or successor trustee, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

Section 11.	Resignation, Removal, and Termination Notices.

All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Administrative Committee, Entegris, Inc., 3500 Lyman Boulevard, Chaska, MN 55318, and to the Trustee c/o FESCo Business Compliance, Contracts Administration, 82 Devonshire Street, MM3H, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.

Section 12.	Duration.

This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

Section 13.	Amendment or Modification.

This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee. The individuals authorized to sign such instrument shall be those authorized by the Sponsor.

Section 14.	Electronic Services.

(a) The Trustee may provide communications and Electronic Services via electronic media, including, but not limited to NetBenefits, eWorkplace and Fidelity Plan Sponsor WebStation. The Sponsor agrees to use such Electronic Services only in the course of reasonable

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administration of or participation in the Plan and to keep confidential and not alter, publish, copy, broadcast, retransmit, reproduce, frame-in, link to, commercially exploit or otherwise redisseminate the Electronic Services, any content associated therewith, or any portion thereof (including, without limitation, any trademarks and service marks associated therewith), without the written consent of the Trustee. Notwithstanding the foregoing, the Trustee acknowledges that certain Electronic Services may, by their nature, be intended for non-commercial, personal use by Participants or their beneficiaries, with respect to their participation in the Plan, or for their other retirement or employee benefit planning purposes, and certain content may be intended or permitted to be modified by the Sponsor in connection with the administration of the Plan. In such cases, the Trustee will notify the Sponsor of such fact, and any requirements or guidelines associated with such usage or modification no later than the time of initial delivery of such Electronic Services. To the extent permission is granted to make Electronic Services available to administrative personnel designated by the Sponsor, it shall be the responsibility of the Sponsor to keep the Trustee informed as to which of the Sponsor personnel are authorized to have such access. Except to the extent otherwise specifically agreed by the parties, the Trustee reserves the right, upon notice when reasonably feasible, to modify or discontinue Electronic Services, or any portion thereof, at any time.

(b) From time to time, upon mutual agreement of the Trustee and the Sponsor, the Trustee may deliver to the Sponsor certain software products (“Electronic Products”) not covered by the terms and conditions stated herein for use in connection with the administration of or participation in the Plan. Terms and conditions of use for such Electronic Products shall be provided to the Sponsor, as applicable. The Trustee makes no warranties, express or implied, and specifically disclaims all warranties of merchantability, fitness for a particular purpose, or non-infringement. To the extent that such alternate terms and conditions are not furnished, the use of such Electronic Products shall be governed by the terms of this Agreement as applicable.

(c) Without limiting the responsibilities of the Trustee or the rights of the Sponsor stated elsewhere in this Agreement, Electronic Services shall be provided to the Sponsor without acceptance of legal liability related to or arising out of the electronic nature of the delivery or provision of such Services. To the extent that any Electronic Services utilize Internet services to transport data or communications, the Trustee will take, and the Sponsor agrees to follow, reasonable security precautions. However, the Trustee disclaims any liability for interception of any such data or communications. The Trustee reserves the right not to accept data or communications transmitted electronically or via electronic media by the Sponsor or a third party if it determines that the method of delivery does not provide adequate data security, or if it is not

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administratively feasible for the Trustee to use the data security provided. The Trustee shall not be responsible for, and makes no warranties regarding access, speed or availability of Internet or network services, or any other service required for electronic communication, nor does the Trustee make any warranties, express or implied, and specifically disclaims all warranties of merchantability, fitness for a particular purpose, or non-infringement. The Trustee shall not be responsible for any loss or damage related to or resulting from any changes or modifications to the Electronic Services made in violation of this Agreement.

(d) The Sponsor acknowledges that certain web sites through which the Electronic Services are accessed may be protected by passwords or require a login and the Sponsor agrees that neither the Sponsor nor, where applicable, Participants, will obtain or attempt to obtain unauthorized access to such Services or to any other protected materials or information, through any means not intentionally made available by the Trustee for the specific use of the Sponsor. To the extent that a PIN is necessary for access to the Electronic Services, the Sponsor and/or its Participants, as the case may be, are solely responsible for all activities that occur in connection with such PINs.

(e) The Trustee will provide to Participants the FullViewSM service via NetBenefits, through which Participants may elect to consolidate and manage any retirement account information available through NetBenefits as well as External Account Information. To the extent not provided by the Trustee or its affiliates, the data aggregation service will be provided by Yodlee.com, Inc. or such other independent provider as the Trustee may select, pursuant to a contract that requires the provider to take appropriate steps to protect the privacy and confidentiality of information furnished by users of the service. The Sponsor acknowledges that Participants who elect to use FullViewSM must provide passwords and PINs to the provider of data aggregation services. The Trustee will use External Account Information to furnish and support FullViewSM or other services provided pursuant to this Agreement, and as otherwise directed by the Participant. The Trustee will not furnish External Account Information to any third party, except pursuant to subpoena or other applicable law. The Sponsor agrees that the information accumulated through FullViewSM shall not be made available to the Sponsor, provided, however, that the Trustee shall provide to the Sponsor, upon request, aggregate usage data that contains no personally identifiable information.

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Section 15.	Assignment.

This Agreement, and any of its rights and obligations hereunder, may not be assigned by any party without the prior written consent of the other party(ies), and such consent may be withheld in any party’s sole discretion. Notwithstanding the foregoing, Trustee may assign this Agreement in whole or in part, and any of its rights and obligations hereunder, to a subsidiary or affiliate of Trustee without consent of the Sponsor; provided that Trustee will be responsible for any such assigned obligation to such subsidiary or affiliate of Trustee to the same extent as if it had not assigned them. All provisions in this Agreement shall extend to and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 16.	Force Majeure.

No party shall be deemed in default of this Agreement to the extent that any delay or failure in performance of its obligation(s) results, without its fault or negligence, from any cause beyond its reasonable control, such as acts of God, acts of civil or military authority, acts of terrorism, whether actual or threatened, quarantines, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, power outages or strikes. This clause shall not excuse any of the parties to the Agreement from any liability which results from failure to have in place reasonable disaster recovery and safeguarding plans adequate for protection of all data each of the parties to the Agreement are responsible for maintaining for the Plan.

Section 17.	Confidentiality.

Both parties to this Agreement recognize that in the course of implementing and providing the services described herein, each party may disclose to the other Confidential Information. All such Confidential Information, individually and collectively, and other proprietary information disclosed by either party shall remain the sole property of the party disclosing the same, and the receiving party shall have no interest or rights with respect thereto if so designated by the disclosing party to the receiving party. Each party agrees to maintain all such Confidential Information in trust and confidence to the same extent that it protects its own proprietary

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information, and not to disclose such Confidential Information to any third party without the written consent of the other party. Each party further agrees to take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information. In addition, each party agrees not to disclose or make public to anyone, in any manner, the existence or the terms of this Agreement, except as required by law, without the prior written consent of the other party. The Trustee will not use the Sponsor’s name or identity in marketing materials without express prior approval from the Sponsor. Notwithstanding the foregoing, Trustee may use Sponsor’s name in a general list of its customers, including any such list compiled for Fidelity Investment’s annual report to shareholders, without obtaining Sponsor’s prior consent.

Section 18.	General.

(a)	Performance by Trustee, its Agents or Affiliates.

The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, including but not limited to FIIOC, FBSLLC, or the successor to any of them, and that certain of such services may be provided pursuant to one or more separate contractual agreements or relationships.

(b)	Entire Agreement.

This Agreement, together with the Schedules referenced herein, contains all of the terms agreed upon between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, written or oral, made by the parties with respect to the services.

(c)	Waiver.

No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other obligation hereunder or any subsequent failure or refusal to comply with any other obligation hereunder.

(d)	Successors and Assigns.

The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

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(e)	Partial Invalidity.

If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(f)	Section Headings.

The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

(g)	Communications.

(i)	Content

The Sponsor shall provide all information requested by the Trustee to help it prepare Participant communications necessary to allow the Trustee to meet its obligations under this Agreement. The Sponsor represents that Participant communications prepared by the Sponsor will include any information required by applicable regulations to afford Plan fiduciaries protection under ERISA §404(c). The Trustee shall have no responsibility or liability for any Losses resulting from the use of information provided by or from communications prepared by the Sponsor.

(ii)	Delivery

In the event that the Sponsor retains any responsibility for delivering Participant communications to some or all Participants and beneficiaries, the Sponsor agrees to furnish the communications to such Participants in a timely manner as determined under applicable law (including ERISA §404(c) and the Sarbanes-Oxley Act requirements for “blackout” notices). The Sponsor also represents that such communications will be delivered to such Participants and beneficiaries in a manner permitted by applicable law, including electronic delivery that is consistent with applicable regulations regarding electronic transmission (for example, DOL Regulation §2520.104b-1). The Trustee and its affiliates shall have no responsibility or liability for any Losses resulting from the failure of the Sponsor to furnish any such communications in a manner which is timely and consistent with applicable law.

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The provisions of this Agreement shall apply to all information provided and all Participant communications prepared and delivered by the Sponsor or the Trustee during the implementation period prior to the execution date of this Agreement and throughout the term set forth in this Agreement.

(h)	Auto-Debit.

Notwithstanding anything herein to the contrary, Sponsor hereby directs Trustee to request and receive payments in connection with contributions, loan repayments, and other payments made to the Plan through the ACH via an electronic funds transfer from Sponsor’s bank account as the Sponsor shall direct Trustee in writing. Sponsor agrees that it shall be solely responsible for assuring that Trustee is in receipt of the information necessary to effectuate the transfer of funds pursuant to this paragraph and that the bank account described under this paragraph or any subsequent directions to the Trustee contains sufficient funds to satisfy Trustee’s ACH request. Funds received via an electronic funds transfer will be credited to Participant’s accounts the day they are received by Trustee, if received prior to the close of the NYSE’s business day.

(i)	Survival.

The Trustee’s and the Sponsor’s respective obligations under this Agreement, which by their nature would continue beyond the termination of this Agreement, including but not limited to those contained in Sections titled “Inspection and Audit”, “Indemnification”, “Confidentiality”, and “Use of Data”, shall survive any termination of the Agreement.

Section 19.	Use of Data.

In order to fulfill its obligations under this Agreement, the Trustee may receive personal data, including but not limited to, compensation, benefits, tax, marital/family status and other similar information, about Participants (“Personal Data”). The Trustee acknowledges that it is receiving Personal Data only in connection with the performance of the services and the Trustee will not use or disclose Personal Data without the permission of the Sponsor for any purpose other than as permitted in this Agreement and in fulfilling its obligations under this Agreement, unless disclosure is required or permitted under this Agreement or by applicable law. With respect to Personal Data it receives, the Trustee agrees to (i) safeguard Personal Data in accordance with its privacy policy, and (ii) exercise the same standard of care in safeguarding such Personal Data that it uses to protect the personal data of its own employees. Notwithstanding

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the foregoing, the Sponsor may monitor the Trustee’s interactions with Participants and the Sponsor authorizes the Trustee to permit third-party prospects of the Trustee to monitor Participants’ interactions for the purpose of evaluating Trustee’s services.

Section 20.	Governing Law.

(a)	Massachusetts Law Controls.

This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under section 514 of ERISA.

(b)	Trust Agreement Controls.

The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

Section 21.	Plan Qualification.

The Plan is intended to be qualified under section 401(a) of the Code and the Trust established hereunder is intended to be tax-exempt under section 501(a) of the Code. The Sponsor represents that to the extent Participants are able to instruct the investment of their account, the Plan is intended to constitute a plan described in section 404(c) of ERISA and Title 29 of the Code of Federal Regulations Section 2550.404c-1. A confirmation of the Plan’s current qualified status is attached hereto as Schedule “D,” and the Sponsor shall provide proof of the Plan’s continued qualification upon request by the Trustee. Provided that the Trustee is not relieved of any responsibility pursuant to this Agreement, the Sponsor has the sole responsibility for ensuring the Plan’s qualified status and full compliance with the applicable requirements of ERISA. The Sponsor hereby certifies that it has furnished to the Trustee a complete copy of the Plan and all amendments thereto in effect as of the date of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written. By signing below, the undersigned represent that they are authorized to execute this Agreement on behalf of the respective parties. Each party may rely without duty of inquiry on the foregoing representation.

ENTEGRIS, INC.

By:	/s/ Peter W. Walcott
Authorized Signatory
Name:	Peter W. Walcott
Title:	Senior Vice President
Date:	December 29, 2007

FIDELITY MANAGEMENT TRUST COMPANY

By:
FMTC Authorized Signatory
Name:
Date:

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SCHEDULES

SCHEDULE “A” – Administrative Services

Administration

*	Establishment and maintenance of Participant account and election percentages.

*	Maintenance of the Plan investment options set forth on Schedule “C.”

*	Maintenance of the money classifications set forth in the Plan Administration Manual.

*	The Trustee will provide the recordkeeping and administrative services set forth on this Schedule “A” or as otherwise agreed to in writing (or by means of a secure electronic medium) between Sponsor and Trustee. The Trustee may unilaterally add or enhance services, provided there is no impact on the fees set forth in Schedule “B.”

*	The Trustee shall be responsible for withholding and remitting federal and state income taxes in connection with distributions for the Plan and filing all information returns incident to those distributions.

*	The agreed-upon performance standards for these services are as set forth on Schedule “B-2 b.”

A)	Transition from Prior Recordkeeper to the Trustee

1. The Trustee agrees that the Sponsor will not have to amend or modify the qualified Plan provisions to accommodate Fidelity’s platform, based upon a review of the summary information provided by Defined Contribution Advisors during the RFI and RFP processes. While the Trustee does not anticipate any provisions that can not be accommodated, a determination can not be made until a full discovery document is completed on the Plan documents and an in-depth review of the provisions is completed with the Sponsor, both of which occurs during the implementation process.

2. The Trustee will agree to custody investments currently included in the Self Directed Brokerage account, assist with potential liquidation of mutual funds that can not be transferred, or transition into acceptable share classes.

3. As part of the conversion process, the Trustee will ensure all mutual fund assets will remain fully invested through transition, including:

a. Coordination of a same-day trade with the prior vendor; or

b. Re-registering all existing options to the Trustee’s platform, coordinating a same-day trade from old to new option on the Trustee’s platform for those existing options that will not be retained.

4. The Trustee will allow re-registration of any options subject to short-term trading fees, freezing the options to new contributions until such time as the short-term trading fee expires and monies can be transferred to a new option.

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5. The Trustee will coordinate a weekend conversion to minimize the blackout period.

B)	Participant Services

1.	Participant service representatives are available each Business Day at the times set forth in the Plan Administration Manual via toll free telephone service for Participant inquiries and transactions.

2.	Through the automated voice response system and on-line account access via the world wide web, Participants have virtually 24 hour account inquiry capabilities. Through on-line account access via the world wide web, Participants also have virtually 24 hour transaction capabilities.

3.	For security purposes, all calls are recorded. In addition, several levels of security are available including the verification of a PIN or such other personal identifier as may be agreed to from time to time by the Sponsor and the Trustee.

4.	The following services are available via the telephone or such other electronic means as may be agreed upon from time to time by the Sponsor and the Trustee:

•	Process Participant enrollments, in accordance with the procedures set forth in the Plan Administration Manual.

•	Provide Plan investment option information.

•	Provide and maintain information and explanations about Plan provisions.

•	Respond to requests for literature.

•

Allow Participants to change their contribution election percentage(s) and establish/change catch-up contributions, if applicable. Provide updates via EDT for the Sponsor to apply to its payrolls accordingly.

•	Maintain and process changes to Participants’ contribution allocations for all money sources.

•	Process exchanges (transfers) between investment options on a daily basis, in accordance with the procedures set forth in the Plan Administration Manual.

•	Process in-service withdrawals, hardship withdrawals, and full distributions as directed by the Sponsor, in accordance with the procedures set forth in the Plan Administration Manual.

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Consult with Participants on various loan scenarios and process loan requests (including loans for the purchase of a primary residence, if applicable) as directed by the Sponsor, in accordance with procedures set forth in the Plan Administration Manual.

C)	Plan Accounting

1.	Process consolidated payroll contributions according to the Sponsor’s payroll frequency via EDT, consolidated magnetic tape or diskette. The data format will be provided by Trustee.

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2.	Maintain and update employee data necessary to support Plan administration. The data will be submitted according to payroll frequency.

3.	Provide daily Plan and Participant level accounting for all Plan investment options.

4.	Provide daily Plan and Participant level accounting for all money classifications for the Plan.

5.	Audit and reconcile the Plan and Participant accounts daily.

6.	Reconcile and process Participant withdrawal requests and distributions as approved and directed by the Sponsor. All requests are paid based on the current market values of Participants’ accounts, not advanced or estimated values. A distribution report will accompany each check.

7.	Track individual Participant loans; process loan withdrawals; re-invest loan repayments; and prepare and deliver comprehensive reports to the Sponsor to assist in the administration of Participant loans.

8.	Maintain and process changes to Participants’ deferral percentage and prospective and existing investment mix elections.

D)	Participant Reporting

1.	Provide confirmation to Participants of all Participant initiated transactions either online or via the mail. Online confirms are generated upon submission of a transaction and mail confirms are available by mail within three to five calendar days of the transaction.

2.	Provide Participant statements in accordance with the procedures set forth in the Plan Administration Manual.

3.	Provide Participants with required Code Section 402(f) notification for distributions from the Plan. This notice advises Participants of the tax consequences of their Plan distributions.

4.	Provide Participants with required Code Section 411(a)(11) notification for distributions from the Plan. This notice advises Participants of the normal and optional forms of payment of their Plan distributions. Provide appropriate Participants with Single Life or Joint and Survivor Annuity Notice and the Waiver of Single Life or Joint and Survivor Annuity form and all notices and forms required under Code Section 401(a)(11) and 417.

E)	Plan Reporting

1.	Prepare, reconcile and deliver a monthly Trial Balance Report presenting all money classes and investments. This report is based on the market value as of the last business day of the month. The report will be delivered not later than twenty (20) calendar days after the end of each month in the absence of unusual circumstances.

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2.	Fidelity will disclose an estimate of total cost of and all revenue received from mutual funds or other sources related to self-directed brokerage accounts at least annually. Entegris understands that Fidelity does not have a systematic manner to calculate these estimates, but will work with Entegris to develop an estimate based on a review of holdings and trades in a limited number of brokerage accounts.

F)	Government Reporting

1.	Process year-end tax reports for Participants – Forms 1099-R, as well as preparation of Form 5500 in accordance with the guidelines set forth on Schedule “I”.

G)	Communication & Education Services

1.	Design, produce and distribute a customized comprehensive communications program for employees. The program may include multimedia informational materials, investment education and planning materials, access to Fidelity’s homepage on the internet and STAGES magazine. Additional fees for such services may apply as mutually agreed upon between Sponsor and Trustee.

2.	Provide Portfolio Review an internet-based educational service for Participants that generates target asset allocations and model portfolios customized to investment options in the Plan based upon methodology provided by Strategic Advisers, Inc., an affiliate of the Trustee.

3.	Fidelity Investor Center representatives will be available for on-site seminars at no additional charge in local areas where available and based on Entegris, Inc./Participant support.

4.	15 days of education meetings will be available annually with additional employee meeting days available in accordance with fees outlined on Schedule “B”.

H)	Other

1.	Pre-Contract Discussions: Information provided through the below listed sources, as modified by additional discovery performed by the parties during the implementation process, represents fairly and accurately the functionality of systems, delivery of services and anticipated pricing:

a. DC Advisors RFI and RFP websites.

b. Vendor interview materials / presentation.

c. Vendor site visit materials / presentation.

d. Entegris, Inc. Terms and Conditions document.

2.	Next Generation myPlan tool: The next generation myPlan tool with one button investment advice implementation and/or deferral election will be provided to the Sponsor at no additional charge when it is available.

3.	Errors: The Trustee will pay fees associated with the appropriate IRS correction program as reasonably determined by the Trustee to the extent that an error is solely attributable to the Trustee’s negligence, bad faith, violation of applicable laws to which the Trustee is subject as a provider of the services outlined in this Agreement or breach of the terms of this Agreement and such error is a plan qualification error.

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4.	Non-Discrimination Testing: Perform non-discrimination limitation testing upon request. In order to obtain this service, the client shall be required to provide the information identified in the Fidelity Discrimination Testing Package Guidelines. Any fees and restrictions associated with this testing service shall be addressed in such guidelines. Non-discrimination testing will include the following: ADP/ACP testing, IRC Section 415(c) Annual Additions Limitation, 402(g) limit testing, 410(b) Ratio Percentage Test, Top Heavy Testing 416(c), Section 401(a)(17) Compensation Limits, and Section 414(v) Catch-Up Determination.

5.	Plan Sponsor Webstation: The Fidelity Participant Recordkeeping System is available on-line to the Sponsor via the Plan Sponsor Webstation. PSW is a graphical, Windows-based application that provides current plan and Participant-level information, including indicative data, account balances, activity and history. The Sponsor agrees that PSW access will not be granted to third parties without the prior consent of the Trustee.

6.	Change of Address by Telephone: The Trustee shall allow Participants as directed by the Sponsor and documented in the Plan Administration Manual, to make address changes via Fidelity’s toll-free telephone service.

7.	Roll-In Processing. The Trustee shall process the qualification of rollover contributions to the Trust. The procedures for qualifying a rollover are directed by the Sponsor and the Trustee shall accept or deny each rollover based upon the Plan’s written criteria and any written guidelines provided by the Sponsor and documented in the Plan Administration Manual.

Requests that do not meet the specified criteria will be returned to the Participant with further explanation as to why the request cannot be processed. If the Sponsor or the Trustee determine that a request is not a valid rollover, the full amount of the requested rollover will be distributed to the Participant.

8.	Qualified Domestic Relations Order Processing: The Trustee will provide Qualified Domestic Relations Order support by supplying interested parties with plan and benefit information, suspending payments upon notification that a domestic relations order has been submitted, and executing all administrative action required by that order after it has been qualified by the Administrator.

ENTEGRIS, INC.			FIDELITY MANAGEMENT TRUST COMPANY

By:	/s/ Peter W. Walcott	December 29, 2007	By:
Authorized Signatory		Date		FMTC Authorized Signatory	Date

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SCHEDULE “B” – Fee Schedule

PART A - FEES

Annual Participant Fee:	An amount (but not less than zero) that represents the result of the following calculation, to be completed each year as of December 31st:

The balances in proprietary investment products held in the Plan on December 31st shall be multiplied by the crediting rates* stated below;

To the extent that the calculation results in an amount which exceeds 13 basis points of the total Plan assets, the excess shall result in Service Credits as set forth in Part B-I below. To the extent that the result is below 13 basis points, such amount below 13 basis points shall be due and payable to the Trustee as an annual recordkeeping fee billed and payable quarterly on a pro rata basis. Subject to the terms of Section B set forth below, Service Credits, amounts held in the Plan Level Reimbursement Account and Performance Payments may be used to partially or fully offset any applicable annual recordkeeping fee which is 13 basis points. Noting that Service Credits will be credited against the recordkeeping fee first. Performance Payments and Plan Level Reimbursement Account dollars will be used to offset at the direction of the Sponsor.

For plan year 2008, the above calculation will be completed based on total Plan assets as of January 2, 2008.

Loan Fee:	Establishment fee of $50.00 per loan account; annual fee of $25.00 per loan account.

In-Service Withdrawals:	$20.00 per withdrawal.

Return of Excess Contribution Fee:	$25.00 per Participant, one-time charge per calculation and check generation.

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Non-Fidelity Mutual Funds:	Fees paid directly to Fidelity Investments Institutional Operations Company, Inc. (FIIOC) or its affiliates by Non-Fidelity Mutual Fund vendors shall be posted and updated quarterly on Plan Sponsor Webstation at http://psw.fidelity.com or a successor site.

Signature Ready 5500:

The standard fee is waived; provided, however, if all required information is not received until after 5 1/2 months following the Plan’s year-end, there will be a late processing charge of $1,000 per Plan affected. Any revisions requested by the Plan Sponsor after Fidelity has initially prepared and submitted the Form 5500 to the Plan Sponsor will be processed at a rate of $100 per hour.

DRO Qualification:	This service will commence only after Fidelity receives the Service Authorization Agreement executed by a legally authorized representative of the Sponsor. The “standard” Order review fees are as follows: $300 for the review of unaltered Orders generated via Fidelity’s QDRO Center website, or $1,200 for the review of Orders not generated via Fidelity’s QDRO Center website, or for Orders generated via Fidelity’s QDRO Center website but then subsequently altered. A “standard” DRO is an order that references one defined contribution plan only. The fees for “complex” Orders are as follows: $900 for the review of unaltered Orders generated via Fidelity’s QDRO Center website, or $1,800 for the review of Orders not generated via Fidelity’s QDRO Center website, or for Orders generated via Fidelity’s QDRO Center website but then subsequently altered. A “complex” Order is an Order that references a defined benefit plan or multiple plans (defined benefit and/or defined contribution, in any combination). Any revisions to these fees will be reflected in an updated Service Authorization Agreement for the DRO qualification service which will be provided by the Trustee to the Sponsor for execution.

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Education Meetings:	Fifteen days of educational meetings are available annually with additional employee meeting days available at $1,400 per day. Note: no additional travel expenses will be charged beyond the $1,400 per day.

Annual Self Directed Brokerage Account Fee:	Fee waived.

•

Other Fees: separate charges may apply for optional non-discrimination testing, extraordinary expenses resulting from large numbers of simultaneous manual transactions, from errors not caused by Fidelity, reports not contemplated in this Agreement, corporate actions, audit support in excess of thirty-five (35) hours per annum (for the relationship) or the provision of communications materials in hard copy which are also accessible to participants via electronic services in the event that the provision of such material in hard copy would result in an additional expense deemed to be material. The Administrator may withdraw reasonable administrative fees from the Trust by written direction to Fidelity.

*	Crediting rates are as follows:

-Actively-managed Fidelity equity mutual funds: 35 basis points

-Actively-managed Fidelity bond funds: 25 basis points.

Stable Value Fees:

•	Expenses associated with the custody of assets underlying synthetic investment contracts will be borne by the portfolio.

Stock Administration Fee:

•	Fee Waived.

Commissions:

FBSLLC shall be entitled to remuneration in the amount of no more than $0.029 commission on each share of Sponsor Stock. Any increase in such remuneration may be made only by written agreement between the Named Fiduciary and Trustee.

Note: These fees are based on the Plan characteristics, asset configuration, net cash flow, fund selection and number of Participants existing as of the date of this agreement. In the event that one or more of these factors changes significantly, fees may be subject to change after discussion and mutual agreement of the parties. Significant changes in the legal and regulatory environment would also prompt discussion and potential fee changes.

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PART B – PAYMENT OF PLAN EXPENSES

Service Credits will be credited against the recordkeeping fee first. Performance Payments and Plan Level Reimbursement Account dollars will be used to offset at the direction of the Sponsor.

I.	SERVICE CREDITS

Fidelity Employer Services Company (“FESCo”) shall make available a Service Credit for the Plan in the amount that the calculation described in Part A “Annual Participant Fee” results in an excess of the stated fee, which may be used to offset the cost of Fidelity provided services only (“Service Credit”).:

(a) The applicable amount shall be credited as a Service Credit, annually, on a book entry basis, to a non-interest bearing hypothetical account in respect of the Plan (the “Service Credit Account”) maintained by FESCo. This amount may only be used to offset the cost of Fidelity-Provided Services as described in paragraph “b” below. Any unused Service Credit shall expire at the end of the twelve-month period from the quarter in which it was credited.

(b) Subject to the provisions of this “Service Credit” section, the Service Credit Account shall be debited and such Service Credits used, as follows:

(i) Fidelity-Provided Services. FESCo shall debit the Plan’s Service Credit Account, and use such Service Credits to offset the cost of services provided by the Trustee or its affiliates (“Fidelity”) to the Plan after January 2, 2008, on a calendar year basis that would otherwise be payable pursuant to this agreement or for additional Plan services provided by Fidelity that the Sponsor may from time to time choose to utilize.

(ii) A Service Credit cannot be used to offset, reimburse or pay: (1) expenses that are deducted from participants’ accounts; (2) expenses that are accrued in the net asset value or mil rate of an investment option; or (3) investment management services. Fidelity reserves the right to modify the expense for which Service Credits could be used to offset.

(iii) No Payments. Nothing in this paragraph shall obligate FESCo to make payments to any entity under the terms hereof.

(c) The Service Credit Account established for the Plan hereunder shall not be transferable under any circumstances, and shall be extinguished upon termination of recordkeeping services by the Trustee or its affiliates to the Plan, regardless of whether such Service Credit Account has a hypothetical balance at such time. The book entry value of such account shall not be payable in cash to any Plan, the Sponsor, the Named Fiduciary or any other entity.

(d) Unless otherwise notified by the Sponsor, Fidelity shall automatically apply Service Credits, to the extent available, to defray the costs of Fidelity-Provided Services at the time the costs would be invoiced. The Sponsor shall be solely responsible for the determination of whether it is permissible under ERISA for Service Credits to be applied to a given Fidelity-Provided

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Plan Service and shall notify Fidelity if Service Credits should not be used to offset the costs of said service. Any charges for Fidelity-Provided Services not offset by Service Credits shall be due and payable by Sponsor pursuant to ordinary invoice terms and the terms of this Agreement.

(e) FESCo shall maintain the Service Credit Account balance and report any such balance back to the Sponsor upon request.

II.	PLAN LEVEL ADMINISTRATIVE REVENUE ACCOUNT:

Effective as soon as administratively feasible after January 2, 2008, FIIOC shall establish a Plan Level Administrative Revenue Account (the “PLR Account”) for the Plan. Thereafter, FIIOC shall deposit into the PLR Account, amounts equal to 100% of the amount received by FIIOC (or its affiliates) from Non-Fidelity Mutual Fund vendors attributable to Plan assets invested in such Non-Fidelity Mutual Funds.

The following terms shall apply to amounts held in the PLR Account:

(a) Upon direction from the Plan Administrator, acting as Named Fiduciary, the Trustee shall debit the PLR Account and such amounts shall be used as follows:

(i) Fidelity-Provided Services. FIIOC shall debit the PLR Account, and use such amounts to offset or defray the cost of any Fidelity-Provided Services requested by the Plan Administrator, provided, however, that these amounts cannot be used to offset any fees for Fidelity Provided Investment Management Services.

(ii) Reimbursement to Sponsor. FIIOC shall debit the PLR Account, and shall use such amounts to reimburse the Sponsor for expenses paid by the Sponsor on behalf of the Plan or Trust during the prior 12 months provided that there shall be no reimbursement to the Sponsor for expenses paid or accrued prior to January 2, 2008. No portion of the PLR Account may be paid to the Sponsor if invoices for Fidelity-Provided Services with respect to the Plan or Trust are then outstanding and unpaid.

(iii) Payments to Third Parties. Upon direction from the Sponsor, FIIOC shall make payments to any entity other than the Sponsor under the terms described herein.

(iv) No Allocation to Participant Accounts. Amounts held in the PLR Account may not be allocated to Participant accounts.

(b) Utilization of the amounts held in the PLR account are subject to the PLR Account Procedures described below.

(c) PLR Account amounts cannot be used to offset, reimburse or pay: (i) expenses that are deducted from Participant accounts; or (ii) expenses that are accrued in the net asset value or mil rate of an investment option.

Fidelity Confidential

(d) The Named Fiduciary hereby directs that amounts held in the PLR Account shall be invested in the Stable Value Portfolio, with all interest being held for the benefit and account of the Plan.

(e) Upon termination of this Agreement, the balance in the PLR Account shall be transferred, in cash, to the successor trustee in accordance with the directions of the Plan Administrator. The Trustee and its affiliates shall have no rights to any amounts in the PLR Account except as specifically provided in this Agreement.

PLR Account Procedures. The following terms govern the use of amounts held in the PLR Account to defray or offset the cost of Fidelity-Provided Services requested by the Plan Administrator or to reimburse the Sponsor for reasonable Plan expenses. FIIOC reserves the right to amend the procedures herein at any time.

(a) The plan administrator must provide the Trustee with a Letter of Direction containing instructions for reimbursement, payment or offset and shall include a certification from the Plan Administrator, as Named Fiduciary, that:

(1) the Plan authorizes payment of such expenses;

(2) such expenses are reasonable and necessary expenses of the Plan or Trust within the meaning of ERISA, and, for a reimbursement of payment request, are also direct expenses of the Sponsor with respect to the Plan or Trust;

(3) the services for which payment of offset is requested were rendered to the Plan after January 2, 2008, and/or were paid or incurred by the Sponsor on behalf of the Plan within the prior 12 months; and

(4) for reimbursement requests, the receipt of any reimbursement by the Sponsor, does not violate, to the knowledge of the Sponsor, any applicable law with respect to the Plan (including, without limitation, the prohibited transaction provisions of ERISA or the Code); and

(5) with respect to requested reimbursements to the Sponsor, the Sponsor has: (a) paid these expenses on behalf of the Plan and (b) would, in the absence of this PLR agreement, seek reimbursement from the Plan. Neither FIIOC nor the Trustee shall have any responsibility to make or verify any certification provided by the Plan Administrator under this paragraph. A model Letter of Direction is attached as Schedule “B-1”.

(b) FIIOC will make payments to the Sponsor from the PLR Account to the extent that amounts are available in the account at the time direction is received by the Trustee. As of the date of this Agreement, the location is Fidelity Investments, Brian Moss, 100 Magellan Way, Mail Zone KE1H Convington, KY 41015, Attention: Relationship Manager.

(c) If the administrator has directed the use of the PLR Account to offset the costs of Fidelity-Provided Services, FIIOC will apply the amounts, to the extent available, to defray such costs at the time the costs would otherwise be invoiced. Any charges for Fidelity-Provided Services not offset by such amounts will be due and payable pursuant to ordinary invoice and contract terms.

Fidelity Confidential

(d) If the submitted expenses exceed the available balance in the PLR Account (after costs of Fidelity-Provided Services have been offset, if applicable), FIIOC will pay amounts in the order submitted to FIIOC in their entirety, until the account balance is exhausted, and will pay a portion of the next-submitted amount, up to the available balance in the PLR Account. In the event that the amount in this Plan account is insufficient to pay all expenses submitted, FIIOC will notify the Named Fiduciary within 10 business days. FIIOC will not thereafter use any amounts from the PLR Account (including any later-accrued revenue) to pay or defray such amounts, without specific direction from the Plan Administrator.

(e) FIIOC is not responsible for any late charges, interest, or penalties that may accrue owing to untimely submission to FIIOC of bills and documentation in good order. Further, FIIOC shall not be responsible for meeting the terms of any invoices submitted for payment directly to the vendor. FIIOC will use amounts from the PLR Account to defray such late charges, interest of penalties only if expressly directed to do so by the Plan Administrator.

III.	PERFORMANCE PAYMENTS

FIIOC, an affiliate of the Trustee, shall make payments in the event that the Trustee fails to meet the Performance Standards set forth in Schedule “B-2” (“Performance Payments”) under the following terms:

(a) Performance Payments shall be first used to offset any cost of services provided by the Trustee to the Plan that would otherwise be payable pursuant to this Agreement, as it may be amended from time to time (“Fidelity Fees”) and that are initially billed at the time that the Performance Payments are assessed. Outstanding due and payable Fidelity Fees will not be offset when Performance Payments are assessed; however, the Trustee reserves the right to offset Fidelity Fees with amounts from the Performance Account as defined below.

(b) If no Fidelity Fees are to be initially billed at the time that Performance Payments are assessed, then the Performance Payments shall be credited to a suspense account in the Plan to be used to defray reasonable plan expenses (the “Performance Account”) that shall be maintained by FIIOC. Amounts credited to the Performance Account shall be invested in the Stable Value Portfolio.

(c) Subject to the provisions of this section, and upon receipt of proper directions consistent with paragraph “d” hereof from the Sponsor, acting as Named Fiduciary, amounts held in the Performance Account shall be used, as follows:

(i) Fidelity Fees: The Sponsor may direct FIIOC to debit the Plan’s Performance Account for the payment of outstanding amounts owed to the Trustee for services provided.

(ii) Payment to Sponsor. The Sponsor may direct FIIOC to debit the Plan’s Performance Account and use amounts to reimburse the Sponsor for expenses paid by the Sponsor on behalf of the Plan.

Fidelity Confidential

(iii) Payments to Third Parties. Upon direction from the Sponsor, FIIOC shall make payments to any entity other than the Sponsor under the terms described herein.

(iv) No Allocation to Participant Accounts. Amounts held in the Performance Account may not be allocated to participant accounts.

(d) The Sponsor shall provide direction to FIIOC when it wishes to use amounts held in the Performance Payment for the payment of Plan expenses. If the direction is for reimbursement to the Sponsor, this direction shall include the representation by the Sponsor, as named fiduciary, that (1) such expenses are reasonable, necessary and direct expenses of such Plan within the meaning of ERISA, (2) the Plan authorizes the payment of such expenses from the Plan, and (3) that the Sponsor has paid these expenses on behalf of the Plan. Neither FIIOC nor the Trustee shall have any responsibility to make or verify any certification provided by the Sponsor under this paragraph. The parties acknowledge that reasonable, necessary and direct expenses of the Plan shall not include any operating expenses paid by mutual fund shareholders generally that are reflected in the net asset values of such mutual fund shares held by the Plan. A model letter for Sponsor use when providing such direction is attached to this Agreement in Schedule “B-2 a”.

(e) Any debits or payments pursuant to paragraph “c” shall be limited to the amount of the Performance Account for the Plan at the time the direction is submitted to FIIOC, and shall be subject to the Performance Payment Procedures attached to this Agreement as Schedule “B-2.”

(f) A Performance Payment cannot be used to offset, reimburse or pay: (i) expenses that have been deducted from Participant accounts; (ii) expenses that are accrued in the net asset value or mil rate of an investment option, (iii) or Fidelity provided investment management services.

Performance Standards The performance standards, which measure performance levels for the delivery of certain Services by the Trustee to the Sponsor are appended to and made part of this agreement as Schedule “B-2 b”. The performance shall be measured on a quarterly basis. The Trustee and the Sponsor shall: (i) review and discuss performance; (ii) problem solve any issues that have arisen in the delivery of the Services; and (iii) discuss any proposed improvements in delivery of the Services.

ENTEGRIS, INC.			FIDELITY MANAGEMENT TRUST COMPANY

By:	/s/ Peter W. Walcott	December 29, 2007	By:
Authorized Signatory		Date		FMTC Authorized Signatory	Date

Fidelity Confidential

Schedule “B-1”

Model Letter of Direction

[Date]

Fidelity Investments Institutional Operations Company, Inc.

Attn: Brian Moss

100 Magellan Way

Mail Zone KE1H

Convington, KY 41015

Re:	Entegris, Inc. 401(k) Savings and Profit Sharing Plan

Dear Mr. Moss:

This letter is sent to you in accordance with the “Plan Level Administrative Revenue Account” provisions of the Trust Agreement currently in effect.

Please apply [INSERT AMOUNT] from the Plan Level Administrative Revenue Account in the Plan to outstanding due and payable Fidelity fees.

OR

Please provide the Sponsor reimbursement in the amount of [INSERT AMOUNT] from the Plan Level Administrative Revenue Account held in the Plan for expenses paid on behalf of the Plan during the prior 12 months. By signing below, the Sponsor represents in its capacity as or on behalf of the Sponsor that (1) such expenses are reasonable, necessary and direct expenses of such Plan within the meaning of ERISA, and absent the Plan Level Administrative Revenue Account, such expenses would be paid from Plan assets (2) these expenses were paid on behalf of the Plan during the prior 12 months, (3) the Plan authorizes the payment of such expenses from the Plan, (4) the receipt of such payment does not violate, to the knowledge of the Sponsor, any applicable state or federal law (including, without limitation, the prohibited transaction provisions of ERISA or the Internal Revenue Code) and (5) that the Sponsor has paid these expenses on behalf of the Plan.

OR

Please pay the enclosed invoice in the amount of (INSERT AMOUNT) from the Plan Level Administrative Revenue Account held in the Plan. By signing below, the Sponsor represents in its capacity as or on behalf of the Sponsor that (1) such expenses are reasonable, necessary and direct expenses of such Plan within the meaning of ERISA, and absent the Plan Level Administrative Revenue Account, such expenses would be paid from Plan assets (2) the Plan authorizes the payment of such expenses from the Plan.

Sponsor/ Named Fiduciary

By:
Title:
Date:

Fidelity Confidential

Schedule “B-2”

Performance Payments Procedures

The following terms govern the use of Performance Payments to defray the cost of services provided by the Trustee or its affiliate or to reimburse the Sponsor for the payment of other plan expenses: FIIOC reserves right to amend this Schedule “B-2” at any time, upon notice to the Sponsor.

•

If the Sponsor has directed FIIOC to use amounts to offset the costs of Trustee-provided services that are due and payable, the Trustee will apply such amounts, to the extent available, at the time such direction is received. Any charges for Trustee-provided services not offset by amounts will remain due and payable pursuant to ordinary invoice and contract terms.

•

If the Sponsor has directed FIIOC to reimburse amounts from the Performance Account, the Trustee will reimburse the amount directed to the extent available. If the submitted expenses exceed the balance in the Performance Account, FIIOC will reimburse the Sponsor the balance of the Performance Account. If additional amounts are credited to the Performance Account, the excess expenses will not be reimbursed to the Sponsor without additional direction from the Sponsor to do so.

•

FIIOC will use amounts held in the Performance Account at the time written direction is received and in good order. Such direction shall be provided to the Plan’s relationship or client service manager consistent with established procedures. FIIOC will promptly notify the Sponsor if the direction is not in good order, but it shall be the responsibility of the Sponsor to correct and resubmit the required documentation

•

FIIOC is not responsible for any late charges, interest or penalties that may accrue owing to untimely submission to FIIOC of directions in good order. FIIOC will use amounts held in the Performance Account to defray such late charges, interest or penalties only if expressly directed to do so.

Fidelity Confidential

Schedule “B-2 a”

MODEL LETTER OF DIRECTION

(Used to provide direction pursuant to Section (d) of the Performance Payments section of Schedule “B”)

[Date]

Fidelity Investments Institutional Operations Company, Inc.

Attn: Brian Moss

100 Magellan Way

Mail Zone KE1H

Convington, KY 41015

Re:	Entegris, Inc. 401(k) Savings and Profit Sharing Plan

Dear Mr. Moss:

This letter is sent to you in accordance with the “Performance Payments” provision of the trust, recordkeeping and/ or service agreement currently in effect.

Please apply [INSERT AMOUNT} from the Performance Account in the Plan to outstanding due and payable Fidelity fees.

OR

Please provide the Sponsor reimbursement in the amount of [INSERT AMOUNT] from the Performance Account held in the Plan for expenses paid on behalf of the Plan. By signing below, the Sponsor represents in its capacity as or on behalf of the Named Fiduciary that (1) such expenses are reasonable, necessary and direct expenses of such Plan within the meaning of ERISA, (2) the Plan authorizes the payment of such expenses from the Plan, and (3) that the Sponsor has paid these expenses on behalf of the Plan.

Sponsor/ Named Fiduciary

By:
Title:
Date:

Fidelity Confidential

SCHEDULE “B-2 b” – Performance Standards

The following performance standards shall apply to the Plan.

Two or more performance measures must be missed in any given quarter in order for any fee reductions to apply.

Performance payment obligations hereunder shall not commence until the qtr-end following six months after the effective date included herein.

The total amount of any fee offsets with respect to failures to meet performance standards during a calendar year shall not exceed $12,000 in aggregate.

Measure	Description	Performance reporting standard	Maximum Fee Offset
Customer Support Services Level	85% of calls will be answered within twenty (20) seconds	Quarterly by segment	$250 Quarterly, $1,000 Annually

VRS Channel Availability	Available 99% of the time exclusive of reserved maintenance window and scheduled application date activities	Quarterly by segment	$250 Quarterly, $1,000 Annually

Fidelity NetBenefits® Channel Availability	Available 99% of the time exclusive of reserved maintenance window and scheduled application update activities	Quarterly by segment	$250 Quarterly, $1,000 Annually

Fidelity Plan Sponsor WebStation® Channel Availability	Available 99% of the time exclusive of reserved maintenance window and scheduled application update activities	Quarterly by segment	$250 Quarterly, $1,000 Annually

Participant Research Items Resolved Within 5 Business Days (excluding check copies, QDROs, and death benefits)	95% work items resolved within five (5) business days after receipt of necessary information from client or third parties.	Quarterly by client	$250 Quarterly, $1,000 Annually

Participant Research Items Resolved Within 10 Business Days (excluding check copies, QDROs, and death benefits)	99% work items resolved within ten (10) business days after receipt of necessary information from client or third parties.	Quarterly by client	$250 Quarterly, $1,000 Annually

Participant Quarterly Statements Available On Line	Available 99% of the time exclusive of reserved maintenance window and scheduled application update activities.	Quarterly by client	$250 Quarterly, $1,000 Annually

Fidelity Confidential

Measure	Description	Performance reporting standard	Maximum Fee Offset

Participant Annual Statements Hardcopy	95% of statements mailed by the 20th calendar day of the month following the reporting period	Annually by client	$1,000 Annually
Service/Investment Review Conducted on Agreed Upon Schedule	Negotiable date schedule Goal = Neg (rpt out only if we don’t meet standard)	Quarterly by client	$1,000 Annually

Relationship Plan Updated Annually	Negotiable date schedule Goal = Neg (rpt out only if we don’t meet standard)	Annually by client	$1,000 Annually

Communication Plan Updated Annually	Negotiable date schedule Goal = Neg (rpt out only if we don’t meet standard)	Annually by client	$1,000 Annually

Standard Monthly Reporting Package	Available on-line 24 hours after reconciliation Goal = Y/N	Quarterly by client	$250 Quarterly, $1,000 Annually

Fidelity Confidential

SCHEDULE “C” – Investment Options

In accordance with Section 5(b), the Named Fiduciary hereby directs the Trustee that Participants’ individual accounts may be invested in the following investment options:

•	Fidelity BrokerageLink®

•	Spartan® International Index Fund – Investor Class

•	American Funds® EuroPacific Growth Fund® - Class A (frozen to new contributions and exchanges in)

•	American Funds® EuroPacific Growth Fund® - Class R4

•	American Funds® Growth Fund of America® - Class R4

•	American Funds® The Growth Fund of America® - Class A (frozen to new contributions and exchanges in)

•	Columbia Mid Cap Value Fund – Class Z

•	Dodge & Cox Stock Fund

•	Entegris, Inc. Stock (frozen to new contributions and exchanges in)

•	Pyramis Index Lifecycle 2000 Commingled Pool

•	Pyramis Index Lifecycle 2005 Commingled Pool

•	Pyramis Index Lifecycle 2010 Commingled Pool

•	Pyramis Index Lifecycle 2015 Commingled Pool

•	Pyramis Index Lifecycle 2020 Commingled Pool

•	Pyramis Index Lifecycle 2025 Commingled Pool

•	Pyramis Index Lifecycle 2030 Commingled Pool

•	Pyramis Index Lifecycle 2035 Commingled Pool

•	Pyramis Index Lifecycle 2040 Commingled Pool

•	Pyramis Index Lifecycle 2045 Commingled Pool

•	Pyramis Index Lifecycle 2050 Commingled Pool

•	Stable Value Portfolio

•	State Street MidCap® Index SL – Class C

•	State Street Russell 2000® Index NL – Class C

•	State Street S&P 500® Flagship SL – Class C

•	T Rowe Price Mid-Cap Growth

•	T. Rowe Price Balanced Fund (frozen to new contributions and exchanges in)

•	T. Rowe Price Small-Cap Stock (frozen to new contributions and exchanges in)

•	Van Kampen Small Cap Growth Fund – Class I Shares

Fidelity Confidential

•	Vanguard Total Bond Market Index Fund – Institutional Shares

•	Wasatch Small Cap Growth Fund

•	Westcore Small-Cap Value Fund

The Named Fiduciary hereby directs that for Plan assets allocated to a Participant’s account, the investment option referred to in Section 5(c) shall be the Pyramis Active Lifecycle Commingled Pool determined according to a methodology selected by the Named Fiduciary and communicated to the Trustee in writing. In the case of unallocated Plan assets, the termination or reallocation of an investment option, or Plan assets described in Section 5(e)(vii)(B)(5), the Plan’s default investment shall be the Stable Value Portfolio.

ENTEGRIS, INC.

By:	/s/ Peter W. Walcott	December 29, 2007
Authorized Signatory		Date

Fidelity Confidential

SCHEDULE “D” – Statement of Qualified Status

[Law Firm Letterhead]

**Note: This Schedule is not necessary if the Plan’s IRS determination letter is not more than two (2) years old.

Mr. Jeff Epstein

FESCo Business Compliance

Contracts Administration

82 Devonshire Street, MM3H

Boston, MA 02109

Entegris, Inc. 401(k) Savings and Profit Sharing Plan

Dear Mr. Epstein:

In accordance with your request, this letter sets forth our opinion with respect to the qualified status under section 401(a) of the Internal Revenue Code of 1986 (including amendments made by the Employee Retirement Income Security Act of 1974) (the “Code”), of the Entegris, Inc. 401(k) Savings and Profit Sharing Plan, as amended to the date of this letter (the “Plan”).

The material facts regarding the Plan as we understand them are as follows. The most recent favorable determination letter as to the Plan’s qualified status under section 401(a) of the Code was issued by the [location of Key District] District Director of the Internal Revenue Service and was dated [date] (copy enclosed). The version of the Plan submitted by Entegris, Inc. (the “Company”) for the District Director’s review in connection with this determination letter did not contain amendments made effective as of [date]. These amendments, among other matters, [brief description of amendments]. [Subsequent amendments were made on [date] to amend the provisions dealing with [brief description of amendments].]

The Company has informed us that it intends to submit the Plan to the [location of Key District] District Director of the Internal Revenue Service and to request from him a favorable determination letter as to the Plan’s qualified status under section 401(a) of the Code. The Company may have to make some modifications to the Plan at the request of the Internal Revenue Service in order to obtain this favorable determination letter, but we do not expect any of these modifications to be material. The Company has informed us that it will make these modifications.

Based on the foregoing statements of the Company and our review of the provisions of the Plan, it is our opinion that the Internal Revenue Service will issue a favorable determination letter as to the qualified status of the Plan, as modified at the request of the Internal Revenue Service, under section 401(a) of the Code, subject to the customary condition that continued qualification of the Plan, as modified, will depend on its effect in operation.

[Furthermore, in that the assets are in part invested in common stock issued by the Company or an affiliate, it is our opinion that the Plan is an “eligible individual account plan” (as defined under Section 407(d)(3) of ERISA) and that the shares of common stock of the Company held and to be purchased under the Plan are “qualifying employer securities” (as defined under Section 407(d)(5) of ERISA). Finally, it is our opinion that interests in the Plan are not required to be registered under the Securities Act of 1933, as amended, or, if such registration is required, that such interests are effectively registered under said Act.]

Sincerely,

[name of law firm]

By:	[signature]

[name of partner]

Fidelity Confidential

SCHEDULE “E” – Operational Guidelines for Non-Fidelity Mutual Funds

Pricing

By 7:00 p.m. Eastern Time (“ET”) each Business Day, the Non-Fidelity Mutual Fund Vendor (Fund Vendor) will transmit the following information (“Price Information”) to FIIOC: (1) the NAV for each Fund prior to the close of trading on the New York Stock Exchange (“Close of Trading”), (2) the change in each Fund’s NAV from the Close of Trading on the prior Business Day, (3) in the case of an income fund or funds, the daily accrual for interest rate factor (“mil rate”), and (4) on ex dividend date, if applicable, dividend and capital gain information. FIIOC must receive Price Information each Business Day. If on any Business Day the Fund Vendor does not provide such Price Information to FIIOC, FIIOC shall pend all associated transaction activity in the Plan until the relevant Price Information is made available by Fund Vendor.

Trade Activity and Wire Transfers

Each Business Day following Trade Date (“Trade Date plus One”), FIIOC or National Financial Services Corporation LLC (“NFS”), an affiliate of FIIOC, will provide, via facsimile, to the Fund Vendor a consolidated report of net purchase or net redemption activity that occurred in each of the Funds at the Close of Trading on the prior Business Day. The report will reflect the dollar amount of assets and shares to be invested or withdrawn for each Fund. FIIOC or NFS will transmit this report to the Fund Vendor each Business Day, regardless of processing activity. In the event that data contained in the facsimile transmission represents estimated trade activity, FIIOC or NFS shall provide a final facsimile to the Fund Vendor. Any resulting adjustments shall be processed by the Fund Vendor at the net asset value for the prior Business Day.

The Fund Vendor shall send via regular mail to FIIOC or NFS transaction confirms for all daily activity in each of the Funds. The Fund Vendor shall also send via regular mail to FIIOC or NFS, by no later than the fifth Business Day following calendar month close, a monthly statement for each Fund. FIIOC and NFS agree to notify the Fund Vendor of any balance discrepancies within twenty (20) Business Days of receipt of the monthly statement.

For purposes of wire transfers, FIIOC or NFS shall transmit a daily wire for aggregate purchase activity and the Fund Vendor shall transmit a daily wire for aggregate redemption activity, in each case including all activity across all Funds occurring on the same day.

Prospectus Delivery

FIIOC shall be responsible for the timely delivery of Fund prospectuses and periodic Fund reports (“Required Materials”) to Participants, and shall retain the services of a third-party vendor to handle such mailings. The Fund Vendor shall be responsible for all materials and production costs, and hereby agrees to provide the Required Materials to the third-party vendor selected by FIIOC. The Fund Vendor shall bear the costs of mailing annual Fund reports to Participants. FIIOC shall bear the costs of mailing prospectuses to Participants.

Proxies

The Fund Vendor shall be responsible for all costs associated with the production of proxy materials. FIIOC shall retain the services of a third-party vendor to handle proxy solicitation mailings and vote tabulation. Expenses associated with such services shall be billed directly to the Fund Vendor by the third-party vendor.

Fidelity Confidential

Participant Communications

The Fund Vendor shall provide internally-prepared fund descriptive information approved by the Funds’ legal counsel for use by FIIOC in its written Participant communication materials. FIIOC shall utilize historical performance data obtained from third-party vendors (currently Morningstar, Inc., FACTSET Research Systems and Lipper Analytical Services) in telephone conversations with Participants and in quarterly Participant statements. The Sponsor hereby consents to FIIOC’s use of such materials and acknowledges that FIIOC is not responsible for the accuracy of such third-party information. FIIOC shall seek the approval of the Fund Vendor prior to retaining any other third-party vendor to render such data or materials under this Agreement.

Compensation

FIIOC shall be entitled to fees as set forth in a separate agreement with the Fund Vendor.

Fidelity Confidential

SCHEDULE “F” – Securities That May Not Be Purchased Under the BrokerageLink Option

Any Security identified by the Sponsor that may result in a prohibited transaction

Any Securities or Securities Options issued by the Sponsor

Fidelity Mutual Funds and Non-Fidelity Mutual Funds offered through the Plan

Precious Metals

Tax-exempt Securities (including mutual funds, municipal bonds and unit investment trusts)

Physical Certificates

Limited Partnerships

Level 3, 4 and 5 Options (which require margin accounts)

Currencies

Currency Options

Currency Warrants

Commodities

Interest Rate Options

Financial Futures

Convertible Adjustable Preferred Stock

Such other Securities as directed by the Sponsor

Fidelity Confidential

SCHEDULE “G” – BrokerageLink Administrative Procedures

This schedule sets forth the actions that Fidelity will take to rectify various situations that might arise in Participant Accounts. By signing this schedule, the Sponsor acknowledges that the terms of this schedule shall serve as standing instructions to Fidelity to take the appropriate action in response to a given situation, as described below, to comply with the Agreement and to facilitate customer service and operations processing.

Transfer of Assets out of BrokerageLink

In the following situations, Fidelity will initiate a liquidation and transfer of assets out of BrokerageLink, to the extent necessary to rectify the problem:

•	Assets in BrokerageLink are from restricted sources. (A Plan may restrict assets from certain sources from being transferred to BrokerageLink.)

•	Assets in BrokerageLink are from non-vested assets, if restricted. (A Plan may restrict non-vested assets from being transferred to BrokerageLink.)

•

Assets in BrokerageLink are from a deposit via an unauthorized channel. (Participants may transfer assets to BrokerageLink only through the SPO recordkeeping system (payroll deduction to the SPO or exchange from another SPO investment option). Assets transferred into BrokerageLink in any other way are considered to have been transferred via an unauthorized channel.)

Fidelity will look to the BrokerageLink Core Account first. If the BrokerageLink Core Account does not contain sufficient assets, Fidelity will place a sell trade order(s) in the Participant’s Account. The securities that will be sold/liquidated will be selected on a last in - first out basis. Such liquidation will be limited to the number of shares necessary to correct the problem. Any trade related expenses (commissions or other fees) and realized gain or loss will be borne by the Participant Account, or if necessary, the SPO.

In the case of assets from restricted sources or from non-vested assets, those assets will be credited to the SPO Default Fund. In the case of assets deposited via an unauthorized channel, Fidelity will mail a check to the Participant.

Exchanges from BrokerageLink Option into Mutual Funds (Standard Plan Option)

Each Plan must designate one of the SPO investment options as the SPO Default Fund. Participants exchanging from the BrokerageLink option into other SPO investment options will have no choice as to where these assets are invested upon transfer from BrokerageLink. All assets exchanged from BrokerageLink to other SPO investment options are first credited to the SPO Default Fund. If a Participant wants to reallocate from the SPO Default Fund to other SPO investment options, he/she must contact Fidelity after the assets have been credited to the SPO Default Fund.

Fidelity Confidential

Participants must speak to a brokerage representative to exchange from BrokerageLink into the SPO, and may contact Fidelity on any Business Day to do so. The transfer will involve a redemption from the BrokerageLink Core Account. If the request is confirmed before the close of the market on a Business Day, the BrokerageLink Core Account redemption will receive that day’s trade date, and the purchase into the SPO default fund will receive that day’s trade date. Requests confirmed after the close of the market on a Business Day (or on any day other than a Business Day) will be processed on a next Business Day basis.

Most BrokerageLink trades require a three (3) Business Day settlement period. When placing the sell order in a Participant Account, the Participant may not request that upon settlement of the sell, assets be transferred from BrokerageLink to the SPO Default Fund. The Participant must call back after each settlement to transfer funds from the BrokerageLink Core Account into the SPO Default Fund.

Transfer of Assets into BrokerageLink

In the following situations, Fidelity will initiate a transfer of assets into BrokerageLink, to the extent necessary to rectify the problem:

•

Assets withdrawn from BrokerageLink via an unauthorized channel. (Participants may transfer assets out of BrokerageLink only through the SPO recordkeeping system. Assets transferred out of BrokerageLink in any other way are considered to have been transferred via an unauthorized channel.)

•	The BrokerageLink Core Account has a negative balance, due to an unsecured debit or overdraft.

In the event of an unauthorized channel withdrawal, Fidelity will contact the Participant and request that the withdrawn assets be returned to Fidelity. Fidelity will then redeposit the assets into the BrokerageLink Core Account. In the event of an unsecured debit or overdraft, Fidelity will look to the SPO first. If the SPO does not contain sufficient assets, Fidelity will place a sell trade order(s) in the Participant Account. The securities that will be sold/liquidated will be selected on a last in - first out basis. Such liquidation will be limited to the number of shares necessary to correct the problem. Any trade related expenses (commissions or other fees) and realized gain or loss will be borne by the Participant Account.

Exchanges from Investment Options (Standard Plan Option) into BrokerageLink Option

If a request to exchange into BrokerageLink is confirmed before the close of the market (generally 4:00 p.m. ET) on any Business Day, the SPO investment option redemption will receive that day’s trade date and the purchase into the BrokerageLink Core Account will receive the next Business Day’s trade date. Requests confirmed after the close of the market on a Business Day will be processed on a next Business Day basis.

For exchanges initiated via any of the available channels, 100% of the exchanged amount will be available for trading the next Business Day. Although none of the exchanged amount will be available for trading until the next Business Day for exchanges initiated via NetBenefits, 90% of the assets will be immediately available to trade through a brokerage representative if the exchange is initiated via a Participant Services Representative.

Fidelity Confidential

Fees / Distributions / Adjustments

All Plan related fees that are paid by the Participant and all distributions (systematic withdrawal payments (SWP), deminimus, etc.) are debited from the Participant’s SPO. If there are not enough assets in SPO to pay fees of any nature or make necessary distributions, then Fidelity will look to the Participant Account.

If there are sufficient assets in the BrokerageLink Core Account, then Fidelity will initiate the transfer to the SPO Default Fund to cover the fee or distribution. If the BrokerageLink Core Account does not contain sufficient assets, Fidelity will place a sell trade order(s) in the Participant Account. The securities that will be sold/liquidated will be selected on a last in - first out basis. Such liquidation will be limited to the amount/number of shares necessary to correct the problem, plus any additional amounts that may be necessary to cover market fluctuations. Any trade related expenses (commissions or other fees) and realized gain or loss will be borne by the Participant Account.

In the event that a removal of excess contributions is initiated in order to make an adjustment in response to non-discrimination testing (NDT) results, Fidelity will follow the procedure described above with regard to fees and distributions.

In the event of a deminimus distribution, all of the Participant’s BrokerageLink holdings (individual securities plus any amounts in the BrokerageLink Core Account) will be liquidated and moved to the SPO, in order to facilitate the distribution.

Restricted or Ineligible Securities

The Plan has designated that certain securities or security types be restricted from being purchased. If Fidelity identifies a restricted security that has been purchased, then Fidelity will place a sell trade order in the Participant Account to remove that security. Any trade related expenses (commissions or other fees) and realized gain or loss will be borne by the Participant Account, or if necessary, the SPO. The proceeds from the liquidated securities will be credited to the BrokerageLink Core Account.

Qualified Domestic Relation Orders (“QDRO’s”)

The Sponsor will notify Fidelity of the pending DRO and direct Fidelity to restrict the affected Participant Account in accordance with procedures documented in the Plan Administration Manual. If the DRO is determined to be a QDRO, any and all liquidations and transfers of securities will be completed, upon Sponsor direction, in accordance with the procedures documented in the Plan Administration Manual.

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Deaths

In the event of a Participant death, the Sponsor will advise Fidelity of the death and the Participant Account will be frozen to all activity and all Limited Trading Authorizations shall be terminated. Upon Sponsor direction, Fidelity will liquidate or transfer securities to the beneficiary’s account in accordance with the procedures documented in the Plan Administration Manual.

ENTEGRIS, INC.

By:	/s/ Peter W. Walcott	Date	December 29, 2007
Authorized Signatory

Fidelity Confidential

SCHEDULE “H” – Operating Procedures for the Stable Value Portfolio

I.	Description of Investment Option

The Stable Value Portfolio (the “Portfolio”) will be comprised of units in the Colchester Street Trust: Money Market Portfolio: Class I (“STIF”) units in the Wells Fargo Stable Return Fund (“Galliard Pool”), and the existing units in the T.Rowe Price Stable Value Fund purchased prior to the effective date of the Trust Agreement between Fidelity Management Trust Company (the “Trustee”) and Entegris, Inc. (the “Sponsor”).

II.	Investment Option Transactions

All transactions for the Portfolio will be coordinated by the Trustee based on the procedures outlined in this document.

III.	Valuation

The Trustee will value the Portfolio at a net asset value of $1 per share, on a daily basis and produce a blended mil rate to reflect the net income earned by the Portfolio.

Income will accrue in accordance with the actual crediting rate practices of each underlying asset in the Portfolio. Accrued interest will be posted to participant accounts at month end.

IV.	Money Movement

All money transfers to and from the Portfolio will be made through the STIF. Plan level transactions representing cumulative participant level transactions will update nightly to the STIF portion to ensure next day settlement of all transactions.

V.	STIF Management

The Sponsor will maintain approximately 3% of the Portfolio in STIF. The Trustee will monitor the cashflows and the balance of the STIF portion. If the STIF balance exceeds 3%, the Trustee will transfer the excess to the Wells Fargo Stable Return Fund. If the STIF balance falls below 3%, the Trustee will request money from the Wells Fargo Stable Return Fund and the T.Rowe Price Stable Value Fund on a pro rata basis to replenish the balance to 3%.

VI.	Investment Contract Maturities

The proceeds from the liquidation of units in the T.Rowe Price Stable Value Fund will be transferred to the STIF portion of the Portfolio for subsequent reinvestment in accordance with Section V. The Trustee will provide wiring instructions to the appropriate party at T.Rowe Price.

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VII.	Reconciliation

The Fidelity Participant Recordkeeping System (“FPRS”) will be reconciled to the Managed Income Group Accounting System (“GUIDE”) on a daily and monthly basis. The units in the Wells Fargo Stable Return Fund and the T.Rowe Price Stable Value Fund will be reconciled to their respective balances on a monthly basis.

VIII.	Fee Collection for Accounting Services

Accounting fees for the Portfolio have been waived.

IX.	Changes to the Schedule

Other than as outlined in Section V herein, this Schedule may be amended or modified at any time and from time to time only by an instrument executed by both the Trustee and the Sponsor.

X.	Discontinuance of Accounting Services

The Trustee will discontinue accounting services for the Portfolio upon the earlier of the date all participant balances in the Portfolio are exchanged or withdrawn, the termination of this agreement or the final liquidation of units in the Wells Fargo Stable Return Fund and the T.Rowe Price Stable Value Fund.

ENTEGRIS, INC.			FIDELITY MANAGEMENT TRUST COMPANY

By:	/s/ Peter W. Walcott	December 29, 2007	By:
Date

Fidelity Confidential

SCHEDULE “I” – Form 5500 Service

Effective for the plan year ending December 31, 2008 and thereafter, the Trustee agrees to provide the Signature Ready Form 5500 Service (the “Service”) and the Summary Annual Report (“SAR”), in accordance with the following:

The Sponsor hereby agrees to:

•	Submit the following required information (“Required Information”) annually:

-	Completed plan questionnaire (“Questionnaire”);

-	Draft or final copy of the audited financial statements; and

-	Copy of the prior year Form 5500 filed with the Department of Labor (DOL) (applicable only if Fidelity did not prepare the plan’s prior year Form 5500)

•

Provide Fidelity with the Required Information, in the format requested by Fidelity, as soon as possible after the plan’s year end – but in no event later than the last day of the 8th month following the plan’s year-end (assuming a filing extension has been requested);

•

Authorize Fidelity to prepare and execute IRS Form 5558 (Application for Extension) on behalf of the Plan Administrator and file Form 5558 with the IRS in order to obtain an extension of the filing deadline in the event that Fidelity has not received a completed plan Questionnaire within five and one-half (5 1/ 2) months after the plan’s year end;

•	Review, sign and mail the Form 5500 prepared by Fidelity to the DOL in a timely manner;

•	Distribute the SAR to participants and beneficiaries in a timely manner; and

•	Respond to and provide any other information requested by Fidelity, including soliciting any information from the prior recordkeeper, related to the Form 5500.

Fidelity hereby agrees to:

•	Provide the Sponsor with the Questionnaire within one and one-half (1 1/2) months after the Plan’s year-end;

•

File Form 5558 to request an extension of time to file Form 5500 if requested by the Plan Sponsor or if the completed Questionnaire is not received from the Sponsor within five and one half (5 1/2) months after the Plan’s year end, as specified above;

•

Provide the Sponsor with the Form 5500 at least ten (10) days prior to the required filing date and SAR at least ten (10) days prior to the required mailing date, assuming the Plan Sponsor has submitted the Required Information and has met the filing deadlines as outlined in this agreement;

•	Respond to inquiries from the DOL or IRS received by the Sponsor, related to any Form 5500 prepared by Fidelity.

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The Plan Sponsor understands that the Form 5500 will be prepared based upon the information provided in the Questionnaire and acknowledges that Fidelity shall have no responsibility for verifying the authenticity or accuracy of the data submitted by the Sponsor on the Questionnaire.

In the event that Fidelity does not receive all Required Information within 8 months after the plan’s year-end, Fidelity will not prepare the Form 5500 and the Sponsor shall be responsible for completing the Form 5500 for filing with the DOL. Fidelity will not be held responsible for any late fees or penalties for incomplete filings caused by it not receiving the Required Information within 8 months after the plan’s year-end.

Fees related to this Service are set out on Schedule “B” to the Agreement to which this schedule is attached. Further, Signature-Ready 5500 service will continue until the Plan Sponsor provides Fidelity with written direction to the contrary.

ENTEGRIS, INC.

By:	/s/ Peter W. Walcott	December 29, 2007
	Authorized Signatory	Date

Fidelity Confidential